Exhibit 10.1

OFFICE LEASE

Between

DOUGLAS EMMETT 2014, LLC,

a Delaware limited liability company

as Landlord

and

RESEARCH SOLUTIONS, INC.,

a Nevada corporation

as Tenant

Dated

January 7, 2017

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OFFICE LEASE

BASIC LEASE INFORMATION TABLE

Date:	January 7, 2017

Landlord:	DOUGLAS EMMETT 2014, LLC, a Delaware limited liability company

Tenant:	RESEARCH SOLUTIONS, INC., a Nevada corporation

SECTION

1.1	Premises:	15821 Ventura Boulevard, Suite 165 Encino, California 91436
1.4	Rentable Area of Premises:	Approximately 3,765 square feet
1.4	Usable Area of Premises:	Approximately 3,137 square feet
2.1	Term:	Four (4) years
	Commencement Date:	The next business day after Landlord substantially completes the Improvements, which is estimated by Landlord to be February 1, 2017
	Termination Date:	The last calendar day of the forty-eighth (48th) full calendar month after the Commencement Date
3.1	Fixed Monthly Rent:	$10,353.75
3.3	Fixed Monthly Rent Increase:	Three and one half percent (3.5%) per annum
	Date of First Increase:	The first calendar day of the thirteenth (13th) full calendar month of the Term
	Frequency of Increase:	Annually
3.7	Security Deposit:	$11,479.39
4.1	Tenant’s Share:	0.88%
4.2	Base Year for Operating Expenses:	2017
6.1	Use of Premises:	General office use consistent with the operation of a first-class office building in the Encino area
16.1	Tenant’s Address for Notices:
	Before the Commencement Date:	5435 Balboa Boulevard, Suite 202 Encino, California 91316
	After the Commencement Date and Tenant’s Billing Address:	15821 Ventura Boulevard, Suite 165 Encino, California 91436

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	Contact: With a copy to:	[TO BE PROVIDED BY TENANT] David Adelman Greenberg & Bass, LLP 16000 Ventura Boulevard, Suite 1000 Encino, California 91436
	Landlord’s Address for Notices:	Douglas Emmett 2014, LLC c/o Douglas Emmett Management, LLC Director of Property Management 808 Wilshire Boulevard, Suite 200 Santa Monica, California 90401
20.5	Brokers:	Douglas Emmett Management, Inc. 808 Wilshire Boulevard, Suite 200 Santa Monica, California 90401 and Colliers International 16830 Ventura Boulevard, Suite J Encino, California 91436
21.1	Parking Permits:	Tenant shall have the right, but not the obligation, to purchase up to nine (9) parking permits for unreserved spaces, six (6) of which Tenant may elect to convert to VIP permits on Level P1 adjacent to the west elevators, and/or three (3) of which Tenant may elect to convert to reserved parking permits on Level P-2 in close proximately to the west elevators, by providing Landlord with at least thirty (30) days prior notice

Except as noted hereinbelow, the foregoing Basic Lease Information Table (the “BLI Table”) is hereby incorporated into and made a part of this Lease. The Section reference in the left margin of the Basic Lease Information exists solely to indicate where such reference initially appears in this Lease document. Except as specified hereinbelow, each such reference in this Lease document shall incorporate the applicable Basic Lease Information. However, in the event of any conflict between any reference contained in the Basic Lease Information and the specific wording of this Lease, the wording of this Lease shall control.

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OFFICE LEASE

EXHIBITS

A —	Premises Plan
B —	Intentionally Omitted
B-1 —	Construction by Tenant During Term
C —	Rules and Regulations
D —	Memorandum of Lease Term Dates and Rent

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OFFICE LEASE

This Office Lease (this “Lease”), dated January 7, 2017, is made by and between DOUGLAS EMMETT 2014, LLC, a Delaware limited liability company (“Landlord”), with an office at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and RESEARCH SOLUTIONS, INC., a Nevada corporation (“Tenant”), with an office at 5435 Balboa Boulevard, Suite 202, Encino, California 91316.

ARTICLE 1

DEMISE OF PREMISES

Section 1.1. Demise. Subject to the covenants and agreements contained in this Lease, Landlord leases to Tenant and Tenant hires from Landlord, Suite Number 165 (the “Premises”) on the first (1st) floor, in the building located at 15821 Ventura Boulevard, Encino, California 91436 (the “Building”). The configuration of the Premises is shown on Exhibit A, attached hereto and made a part hereof by reference.

Tenant acknowledges that it has made its own inspection of and inquiries regarding the Premises, which are already improved. Therefore, except for the improvements to be completed by Landlord’s contractor pursuant to Section 1.1.1 below and those latent defects of which Tenant notifies Landlord within one (1) year of the Commencement Date, Tenant accepts the Premises in their “as-is” condition. Tenant further acknowledges that Landlord has made no representation or warranty, express or implied, except as are contained in this Lease and its Exhibits, regarding the condition, suitability or usability of the Premises or the Building for the purposes intended by Tenant, except as set forth below. Notwithstanding the foregoing, Landlord hereby represents and warrants to Tenant that upon its delivery of the Premises to Tenant (a) the Premises shall be broom clean, (b) the Premises (including the Improvements) shall be in compliance with all applicable laws (including the Americans With Disabilities Act), and (c) the Premises (including the Improvements) shall be in good order, condition and repair for a period of one hundred eighty (180) days after the Commencement Date (subject to reasonable wear and tear and Tenant’s gross negligence or willful misconduct).

The Building, the Building’s parking facilities, any outside plaza areas, land and other improvements surrounding the Building which are designated from time to time by Landlord as Common Areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the “Real Property”.

Section 1.1.1.  Improvements. Prior to the Commencement Date, subject to the terms and conditions of this Section 1.1.1., Landlord shall complete the following Improvements to the Premises at Landlord’s sole expense, pursuant to plans and specifications approved by Landlord in Landlord’s sole and absolute discretion and using Building standard materials:

a)           Repaint the interior walls of the Premises that were previously painted, using Building standard materials and a maximum of two (2) coats of paint, in a single color reasonably acceptable to Tenant (the “Paint”); and

b)           Furnish and install new carpet in the Premises, using Building standard materials in a single color that is reasonably acceptable to Tenant (the “Carpet”) (the Paint and the Carpet collectively, the “Improvements”).

Within three (3) business days after the full execution and mutual delivery of this Lease, Landlord shall provide Tenant with the following: (a) the choices for the Paint from which Tenant may choose, and (b) the choices for the Carpet from which Tenant may choose, (collectively, the “Finishes Package”). Within three (3) business days after Tenant’s receipt of the full Finishes Package, Tenant shall provide Landlord with its Paint selection and its Carpet selection. Tenant acknowledges that (i) Landlord shall not be obligated to commence the Improvements prior to the full execution and mutual delivery of this Lease, and (ii) Tenant shall be subject to a Tenant Delay if it fails to fully and timely satisfy its obligations set forth in this Paragraph.

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If Tenant elects to make any other improvements to the Premises during the Term (not including the Additional Improvements Allowance set forth in Section 1.1.2 below), the same shall be considered a Tenant Change, to be completed by Tenant, at Tenant's sole expense, pursuant to the provisions of Article 12 of this Lease.

Section 1.1.2. Additional Improvements Allowance. Landlord shall provide Tenant with an allowance of up to $2.50 per square foot of Usable Area in the Premises, which is equal to $7,842.50 (the “Additional Improvements Allowance”) which amount may be used for additional improvements Tenant desires to make to the Premises (the “Additional Improvements”). Landlord shall pay the Additional Improvements Allowance directly to Landlord’s contractor for Tenant’s account. Prior to commencing construction of the Additional Improvements, Landlord shall provide Tenant with a cost estimate of any costs in excess of the Additional Improvements Allowance (the “Overage”). Within three (3) business days after Tenant’s receipt of the cost estimate of the Overage, Tenant shall provide Landlord with its written approval of or its objections to the Overage. In the event Tenant objects to the Overage, and has reasonable grounds to do so, Landlord shall modify the Overage and resubmit such Overage for Tenant’s approval, which Tenant must provide within three (3) business days of its receipt thereof. Tenant acknowledges that (i) Landlord shall not be obligated to commence the Additional Improvements prior to the full execution and mutual delivery of this Lease, (ii) Tenant shall be responsible for payment of the Overage, which shall be paid to Landlord before Landlord is obligated to commence construction of the Additional Improvements, (iii) Landlord shall have no obligation to disburse the Additional Improvements Allowance after the expiration of eighteen (18) months following the full execution and mutual delivery of this Lease, (iv) if the Additional Improvements are actually constructed by Landlord’s contractor at a cost which is less than the Additional Improvements Allowance, there shall be no monetary adjustment between Landlord and Tenant or offset against Rent or other sums owed by Tenant to Landlord under this Lease, and the cost savings shall be retained by Landlord and relinquished by Tenant, and (v) Tenant shall be subject to a Tenant Delay if it fails to fully and timely satisfy its obligations set forth in this Paragraph.

Section 1.2. Tenant’s Non-Exclusive Use. Subject to the contingencies contained herein, Tenant is granted the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms, parking facilities, lobbies and other public or Common Areas located on the Real Property (collectively, “Common Areas”). However, the manner in which such public and Common Areas are maintained and operated shall be consistent with the operation of a first-class office building in the Encino area, but shall otherwise be at the reasonable discretion of Landlord, and Tenant’s use thereof shall be subject to such reasonable and non-discriminatory rules, regulations and restrictions as Landlord may make from time to time of which Tenant receives written notice and which do not restrict Tenant’s rights under the Lease or Tenant’s use or occupancy of, or access to, the Premises.

Section 1.3. Landlord’s Reservation of Rights. Landlord specifically reserves to itself use, control and repair of the structural portions of all perimeter walls of the Premises, any balconies, terraces or roofs adjacent to the Premises (including any flagpoles or other installations on said walls, balconies, terraces or roofs) and any space in and/or adjacent to the Premises used for shafts, stairways, pipes, conduits, ducts, mail chutes, conveyors, pneumatic tubes, electric or other utilities, sinks, fan rooms or other Building facilities, and the use thereof, as well as access thereto through the Premises. Landlord also specifically reserves to itself the following rights:

a)           To designate all sources furnishing sign painting or lettering;

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b)           To constantly have pass keys to the Premises;

c)           To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, so long as Landlord’s granting of the same does not prohibit Tenant’s use of the Premises for Tenant’s Specified Use, as defined in Article 6;

d)           To enter the Premises at any reasonable time with reasonable prior notice (except for emergencies) and with as little interference to Tenant’s business as reasonably possible, to inspect, repair, alter, improve, update or make additions to the Premises or the Building so long as Tenant’s access to and use of the Premises is not materially impaired thereby;

e)           During the last six (6) months of the Term, to exhibit the Premises to prospective future tenants upon not less than 24 hours prior notice and with as little interference to Tenant’s business as reasonably possible,;

f)           Subject to the provisions of Article 12, to, at any time, and from time to time, whether at Tenant’s request or pursuant to governmental requirement, repair, alter, make additions to, improve, or decorate all or any portion of the Real Property, Building or Premises at any reasonable time with reasonable notice (except for emergencies), so long as Tenant’s access to and use of the Premises is not materially impaired thereby. In connection therewith, and without limiting the generality of the foregoing rights, Landlord shall specifically have the right to remove, alter, improve or rebuild all or any part of the lobby of the Building as the same is presently or shall hereafter be constituted, so long as Tenant’s access to and use of the Premises is not materially impaired thereby;

g)           Subject to the provisions of Article 12, Landlord reserves the right to make alterations or additions to or change the location of elements of the Real Property and any Common Areas appurtenant thereto at any reasonable time with reasonable notice (except for emergencies), so long as Tenant’s access to and use of the Premises is not materially impaired thereby; and/or

h)           To take such other actions as may reasonably be necessary when the same are required to preserve, protect or improve the Premises, the Building, or Landlord’s interest therein at any reasonable time with reasonable notice (except for emergencies), so long as Tenant’s access to and use of the Premises is not materially impaired thereby.

Tenant acknowledges and agrees that: (a) the Premises are part of an office building owned, operated, managed and leased by Landlord and occupied by numerous tenants; (b) Landlord and such tenants are engaged from time to time in a variety of construction projects inside individual premises as well as in Common Areas as part of the normal course of business in the Building; and (c) such construction activities may cause, among other things, noise, vibration, dust, odors, increased foot traffic in the Building and in elevators and corridors, and increased motor vehicle traffic in parking facilities. In recognition of the foregoing, Tenant agrees that none of the activities and conditions described in the foregoing clauses (b) and (c) shall be grounds for any claim by Tenant or any party claiming through Tenant that Landlord has breached the terms of Section 1.5 below or any other provision of this Lease, or violated any statute or other applicable law which purports to govern the rights or obligations of Landlord and Tenant concerning the matters set forth in Section 1.5. Notwithstanding the foregoing, if the activities and conditions described in the foregoing clauses (b) and/or (c) prevents Tenant from using and Tenant does not use, the Premises or any portion thereof for the Specified Use, the same shall be deemed an Abatement Event and shall be subject to the express provisions of said Section 8.9.

Section 1.4. Area. Landlord represents and warrants to Tenant that the usable area (the “Usable Area”) of the Premises has been measured using the 2010 ANSI/BOMA Standard published collectively by the American National Standards Institute and the Building Owners’ and Managers’ Association (“ANSI/BOMA Standard”), as a guideline, and that Landlord is utilizing a deemed add-on factor of 20.02% to compute the rentable area (the “Rentable Area”) of the Premises. Rentable Area herein is calculated as 1.2002 times the estimated Usable Area, regardless of what the actual square footage of the Common Areas of the Building may be, and whether or not they are more or less than 20.02% of the total estimated Usable Area of the Building. The purpose of this calculation is solely to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area.

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Landlord and Tenant further agree that even if the Rentable or Usable Area of the Premises and/or the total Building Area are later determined to be more or less than the figures stated herein, for all purposes of this Lease, the figures stated herein shall be conclusively deemed to be the actual Rentable or Usable Area of the Premises, as the case may be.

Section 1.5. Quiet Enjoyment. Contingent upon Tenant keeping, observing and performing all of the covenants, agreements, terms, provisions and conditions of this Lease on its part to be kept, observed and performed, and subject to the limitations imposed under Article 14 of this Lease, Tenant shall lawfully and quietly hold, occupy and enjoy the Premises during the Term.

Section 1.6. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on the Building, the Real Property or on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord. Noise, dust or vibration or other ordinary incidents to new construction of improvements on the Building, the Real Property or on lands adjacent to the Building, whether or not by Landlord, shall in no way affect this Lease or impose any liability on Landlord.

Section 1.7. Relocation. Landlord shall have the one-time right, except during the first twelve (12) months of the Term and the last twelve (12) months of the Term, and after giving Tenant a minimum of one hundred twenty (120) days’ prior written notice, to:

a)           provide and furnish Tenant with space elsewhere in the Building of approximately the same size as, with at least the same number of window offices having similar or better views and with improvements and finishes comparable to the improvements and finishes in the Premises (the “Substitute Premises”), and

b)           relocate Tenant to such Substitute Premises.

Landlord shall pay all reasonable costs and expenses incurred as a result of such relocation (including, without limitation, (i) the costs of printing Tenant’s relocation announcements (and related postage), new stationery and new business cards, (ii) the costs of installing Tenant’s telephone and data cabling and related equipment in the Substitute Premises, (iii) the costs of moving Tenant and its furniture, fixtures, equipment and records from the Premises to the Substitute Premises, and (iv) the costs of re-keying the entry doors and interior doors of the Substitute Premises). If Landlord moves Tenant to the Substitute Premises, each and every term, covenant and condition of this Lease shall remain in full force and effect and be deemed applicable to the Substitute Premises, as though Landlord and Tenant had entered into an express written amendment of this Lease with respect thereto, except that (i) if the approximate rentable square footage of the Substitute Premises is less than that of the Premises, the Fixed Monthly Rent and Tenant’s Share of Operating Expense increases shall be appropriately reduced, (ii) if the approximate rentable square footage of the Substitute Premises is greater than that of the Premises, the Fixed Monthly Rent and Tenant’s Share of Operating Expense increases shall be and remain as set forth in this Lease, (iii) Tenant shall surrender the Premises to Landlord without the obligation to remove any of the improvements previously made to the Premises by Landlord or Tenant (provided that any such improvements made by Tenant were in accordance with the provisions of this Lease), and (iv) Tenant shall surrender the Premises to Landlord with reasonable wear and tear excepted, and Landlord agrees to clean the Premises after Tenant surrenders the Premises, provided that Tenant uses reasonable efforts to discard its trash. Landlord shall cause such relocation to occur over a weekend period or such other reasonable time period approved by Landlord and Tenant. Notwithstanding any contrary provision of this Section 1.7, Landlord may exercise this relocation right only if (aa) Landlord intends to enter into a lease covering more than five thousand (5,000) square feet of Rentable Area on the first floor of the Building (the “New Lease”), and (bb) the Premises comprise a portion of the space covered by the New Lease.

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If Tenant refuses to permit Landlord to relocate Tenant as specified above, Landlord shall have the right to terminate this Lease effective one hundred twenty (120) days from the date Landlord provided Tenant with the original notification of intent to relocate.

ARTICLE 2

COMMENCEMENT DATE AND TERM

Section 2.1. Commencement Date and Term. The term of this Lease (“Term”) shall commence on the next business day after the date Landlord substantially completes the Improvements contemplated under Section 1.1.1 (the “Commencement Date”), and shall end, unless sooner terminated as otherwise provided herein, at midnight on the last calendar day of the calendar month which occurs four (4) years after the Commencement Date (the “Termination Date”). Landlord estimates that the Commencement Date will be February 1, 2017. In the event Landlord substantially completes the Improvements prior to February 1, 2017, the Commencement Date shall nevertheless be deemed to be February 1, 2017.

Provided such access does not obstruct or interfere with any work being performed in the Premises, Landlord shall grant Tenant access to the Premises one (1) week prior to the Commencement Date (the “Access Period”), provided that the following conditions are satisfied in full: (a) Landlord and Tenant have fully executed and mutually delivered this Lease; (b) Tenant has delivered to Landlord a certificate of insurance evidencing the required insurance under Section 19.2 of this Lease; and (c) Tenant has paid to Landlord all funds due upon execution of this Lease. Tenant’s early access to the Premises shall be solely for the purpose of installing Tenant's furniture, fixtures and equipment, computer and telephone cabling. Provided Tenant’s access to the Premises is for the purposes herein stated and not for the conduct of its business in the Premises, then such access shall not serve to accelerate the Commencement Date nor shall Tenant’s failure to exercise its right of access for any reason whatsoever serve to delay the Commencement Date. During the Access Period, if any, Tenant shall be subject to Landlord's reasonable administrative control and supervision and Tenant shall comply with all of the provisions and covenants contained in this Lease, except that Tenant shall not be obligated to pay Fixed Monthly Rent or Additional Rent until the Commencement Date.

For purposes of establishing the Commencement Date, substantial completion shall be defined as that point in the construction process when a majority of all of the work specified in Section 1.1.1 has been completed in such a manner that Tenant could, if it took possession of the Premises, conduct normal business operations in the Premises. Notwithstanding the foregoing, in the event of any Tenant Delay, the date of substantial completion shall be the date that Landlord reasonably determines would have been the date of substantial completion had there been no Tenant Delay. As used in this Lease, “Tenant Delay” shall mean any delay in the construction of the Improvements caused by any act, omission, delay or default by Tenant or any Tenant Party (as hereinafter defined), including, without limitation, the failure of Tenant or Tenant Party to comply with any schedule or other provision of this Lease (including, without limitation, Section 1.1.1) requiring Tenant or any Tenant Party to respond to, review, authorize or approve any matter, or perform an obligation within a certain time period. A Tenant Delay shall also be assessed in the event any component of the Improvements or any Tenant change order is not Building standard, requires materials that are not locally available, or is not customary for a normal office build out and, as a result, the same requires a longer lead time for ordering materials or a longer construction period. Notwithstanding anything to the contrary set forth in this Lease, a Tenant Delay shall not be declared by Landlord unless Landlord has first given Tenant notice of the grounds for such possible Tenant Delay and Tenant is provided with two (2) business days after its receipt of such notice within which to remedy the matter or thing described in the notice.

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In the event of any Tenant Delay, in addition to any other remedies available to Landlord under this Lease or applicable law, the Commencement Date shall be the next day after the date the Improvements would have been substantially completed had no such Tenant Delay occurred. Landlord and Tenant shall promptly execute an amendment to this Lease (the “Memorandum”) substantially in the form attached hereto as Exhibit D, confirming the finalized Commencement Date and Term as soon as they are determined. Tenant shall execute the Memorandum and return it to Landlord within five (5) business days after receipt thereof. Failure of Tenant to timely execute and deliver the Memorandum shall constitute an acknowledgement by Tenant that the statements included in such Memorandum are true and correct, without exception.

Tenant’s taking possession of the Premises and/or commencing Tenant’s normal business operations in the Premises shall be deemed conclusive evidence that, as of the Commencement Date:

a)           Landlord has substantially completed the Improvements set forth in Section 1.1.1; and

b)           the Premises are broom clean and in good order, condition and repair, subject to Landlord’s representations, warranties, covenants and conditions set forth elsewhere in this Lease.

If for any reason (including any Tenant Delay or Landlord’s inability to complete the Improvements called for hereunder) Landlord is unable to deliver possession of the Premises to Tenant on the anticipated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any damage resulting from Landlord’s inability to deliver such possession. However, Tenant shall not be obligated to pay the Fixed Monthly Rent or Additional Rent that Tenant is required to pay pursuant to Section 3.1 until such possession of the Premises has been delivered to Tenant by Landlord, subject to any Tenant Delay. Except for such delay in the commencement of Rent (but subject to any acceleration of the Commencement Date as a result of any Tenant Delay), Landlord’s failure to give possession on the anticipated Commencement Date shall in no way affect Tenant’s obligations hereunder.

If possession of the Premises is not tendered by Landlord within sixty (60) days after the anticipated Commencement Date, then, subject to any Tenant Delay and any Force Majeure, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within ten (10) business days after such failure. If such notice of termination is not so given by Tenant within said ten (10) business day time period, then this Lease shall continue in full force and effect.

If, due to Force Majeure, Landlord is unable to tender possession of the Premises within one hundred twenty (120) days after the anticipated Commencement Date (but subject to a day for day extension for each day of a Tenant Delay), then this Lease, and the rights and obligations of Landlord and Tenant hereunder, shall terminate automatically, without further liability by either party to the other, and without further documentation being required.

Prior to Tenant’s taking occupancy of the Premises, the representatives of each of Landlord and Tenant shall conduct a joint inspection of the Premises for the purpose of developing a written “punchlist” of Improvement items, if any, that require completion or repair (the “Punchlist”). Landlord shall correct those items not yet completed or repair such items requiring repair within thirty (30) days after creation of the Punchlist.

Landlord agrees that, subject to Tenant’s performance of Tenant’s obligation under this Lease, Landlord shall complete the Improvements and shall correct any construction defects about which Tenant notifies Landlord in writing within one (1) year following the Commencement Date.

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Section 2.2. Holding Over. If Tenant fails to deliver possession of the Premises on the Termination Date, but holds over after the expiration or earlier termination of this Lease without the express prior written consent of Landlord, such tenancy shall be construed as a tenancy from month-to-month on the same terms and conditions as are contained herein except that the Fixed Monthly Rent payable by Tenant during the first thirty (30) days of holding over (the “Initial Holdover Period”) shall automatically increase as of the Termination Date to an amount equal to one hundred twenty-five percent (125%) of the Fixed Monthly Rent payable by Tenant for the calendar month immediately prior to the date when Tenant commences such holding over (the “Holdover Rent”). After the expiration of the Initial Holdover Period, the Holdover Rent shall be increased to one hundred fifty percent (150%) of the Fixed Monthly Rent payable by Tenant for the calendar month immediately prior to the date when Tenant commenced such holding over. During any period of holding over Tenant shall be obligated to pay Holdover Rent for a full calendar month whether or not Tenant remains in possession of the Premises for the entire calendar month and there shall be no pro-rata apportionment of Holdover Rent. Tenant’s payment of such Holdover Rent, and Landlord’s acceptance thereof, shall not constitute a waiver by Landlord of any of Landlord’s rights or remedies with respect to such holding over, nor shall it be deemed to be a consent by Landlord to Tenant’s continued occupancy or possession of the Premises past the time period covered by Tenant’s payment of the Holdover Rent.

Furthermore, if Tenant fails to deliver possession of the Premises to Landlord upon the expiration or earlier termination of this Lease, and Landlord has provided Tenant with not less than sixty (60) days prior written notice that Landlord requires possession of the Premises for a succeeding tenant, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees and expenses) and liability resulting from such failure, including without limiting the foregoing, any claims made by any succeeding tenant arising out of Tenant’s failure to so surrender, and any lost profits to Landlord resulting therefrom.

Notwithstanding the provisions contained hereinabove regarding Tenant’s liability for a continuing holdover, Landlord agrees to use commercially reasonable efforts to insert into any future lease of another tenant proposing to occupy the Premises provisions similar to those contained in Section 2.1, permitting mitigation of Tenant’s damages arising out of Tenant’s temporary holdover.

ARTICLE 3

PAYMENT OF RENT, LATE CHARGE

Section 3.1. Payment of Fixed Monthly Rent and Additional Rent. “Rent” shall mean: all payments of monies in any form whatsoever required under the terms and provisions of this Lease, and shall consist of:

a)           “Fixed Monthly Rent”, which shall be payable in equal monthly installments of the amounts set forth in Section 3.3 below; plus

b)           Additional Rent as provided in Article 4 and elsewhere in this Lease.

Section 3.2. Manner of Payment. Tenant shall pay Fixed Monthly Rent and Additional Rent immediately upon the same becoming due and payable, without demand therefor, and without any abatement, set off or deduction whatsoever, except as may be expressly provided in this Lease. Landlord’s failure to submit statements to Tenant stating the amount of Fixed Monthly Rent or Additional Rent then due, including Landlord’s failure to provide to Tenant a calculation of the adjustment as required in Section 3.3 or the Escalation Statement referred to in Article 4, shall not constitute Landlord’s waiver of Tenant’s requirement to pay the Rent called for herein. Tenant’s failure to pay Additional Rent as provided herein shall constitute a material default equal to Tenant’s failure to pay Fixed Monthly Rent when due.

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Rent shall be payable in advance on the first day of each and every calendar month throughout the Term, in immediately available funds, to Landlord at Suite 150 in the Building, or at such other place(s) as Landlord designates in writing to Tenant. Tenant’s obligation to pay Rent shall begin on the Commencement Date and continue throughout the Term, without abatement, setoff or deduction, except as otherwise specified hereinbelow.

Concurrent with Tenant’s execution and delivery to Landlord of this Lease, Tenant shall pay to Landlord the Fixed Monthly Rent due for the first month of the Term.

Section 3.3. Fixed Monthly Rent. Tenant shall pay the Fixed Monthly Rent as follows:

Period	Fixed Monthly Rent
Commencing on the Commencement Date, and continuing through the last calendar day of the twelfth (12th) full calendar month of the Term	$10,353.75
Commencing on the first calendar day of the thirteenth (13th) full calendar month of the Term, and continuing through the last calendar day of the twenty-fourth (24th) full calendar month of the Term	$10,716.13
Commencing on the first calendar day of the twenty-fifth (25th) full calendar month of the Term, and continuing through the last calendar day of the thirty-sixth (36th) full calendar month of the Term	$11,091.20
Commencing on the thirty-seventh (37th) full calendar month of the Term, and continuing through the last calendar day of the forty-eighth (48th) full calendar month of the Term	$11,479.39

Notwithstanding the foregoing, Tenant shall be permitted to defer one hundred percent (100%) of the Fixed Monthly Rent due for the second (2nd), third (3rd), and fourth (4th) full calendar months of the initial Term (collectively, the amount of Fixed Monthly Rent deferred shall be referred to herein as the “Rent Deferral Amount”). So long as Tenant has not committed a material default during the Term, which material default continues after the expiration of any notice and cure period, the entire Rent Deferral Amount shall be abated and forgiven as of the Termination Date; provided, however, that if Tenant does commit a material default during the Term, and if such material default continues after the expiration of any notice and cure periods, then, regardless of whether such material default is thereafter cured, (a) Tenant shall pay to Landlord upon demand the entire Rent Deferral Amount due for the months of the Term prior to the occurrence of such material default, and (b) Tenant shall not be entitled to any additional or future deferral of Fixed Monthly Rent. If Tenant does not commit any such material default during the first two (2) years of the initial Term, then Tenant shall thereafter be relieved of any obligation to repay any Rent Deferral Amount.

Landlord and Tenant shall, in the Memorandum, confirm the actual dates upon which the changes in Fixed Monthly Rent specified above shall occur.

Section 3.4. Tenant’s Payment of Certain Taxes. Unless it is or becomes unlawful for Tenant to do so, Tenant shall, within thirty (30) days following Tenant’s receipt of Landlord’s invoices, reimburse Landlord, as Additional Rent, for any and all taxes, surcharges, levies, assessments, fees and charges payable by Landlord when:

a)           assessed on, measured by, or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises;

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b)           on or measured by any rent payable hereunder, including, without limitation, any gross income tax, gross receipts tax, or excise tax levied by the City or County of Los Angeles or any other governmental body with respect to the receipt of such rent (computed as if such rent were the only income of Landlord), but solely when levied by the appropriate City or County agency in lieu of, or as an adjunct to, such business license(s), fees or taxes as would otherwise have been payable by Tenant directly to such taxing authority;

c)           upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or

d)           solely because Landlord and Tenant entered into this transaction or executed any document transferring an interest in the Premises to Tenant.

Said taxes shall be due and payable whether or not now customary or within the contemplation of Landlord and Tenant. Notwithstanding the above, in no event shall the provisions of this Section 3.4 serve to entitle Landlord to reimbursement from Tenant for any federal, state, county or city income tax payable by Landlord or the managing agent of Landlord or any gift, estate or inheritance taxes assessed against Landlord or any of its partners, shareholders or members.

Section 3.5. Certain Adjustments. If:

a)           the Commencement Date occurs on other than January 1st of a calendar year, or this Lease expires or terminates on other than December 31st of a calendar year;

b)           the size of the Premises changes during a calendar year; or

c)           any abatement of Fixed Monthly Rent or Additional Rent occurs during a calendar year,

then the amount payable by Tenant or reimbursable by Landlord during such year shall be adjusted proportionately on a daily basis, and the obligation to pay such amount shall survive the expiration or earlier termination of this Lease.

If the Commencement Date occurs on other than the first day of a calendar month, or this Lease expires on a day other than the last day of a calendar month, then the Fixed Monthly Rent and Additional Rent payable by Tenant shall be appropriately apportioned on a prorata basis for the number of days remaining in the month of the Term for which such proration is calculated.

If the amount of Fixed Monthly Rent or Additional Rent due is modified pursuant to the terms of this Lease, such modification shall take effect the first day of the calendar month immediately following the date such modification would have been scheduled.

Section 3.6. Late Charge and Interest. Tenant acknowledges that late payment by Tenant to Landlord of Fixed Monthly Rent or Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of Fixed Monthly Rent or Additional Rent and other payment due from Tenant hereunder is not received by Landlord within ten (10) business days of the date it becomes due, Tenant shall pay to Landlord on demand an additional sum equal to five percent (5%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable settlement against the costs that Landlord will incur by reason of Tenant’s late payment. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

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Every installment of Fixed Monthly Rent and Additional Rent and any other payment due hereunder from Tenant to Landlord which is not paid within ten (10) business days after the same becomes due and payable shall, in addition to any Late Charge already paid by Tenant, bear interest at the rate of ten percent (10%) per annum from the date that the same originally became due and payable until the date it is paid. Landlord shall bill Tenant for said interest, and Tenant shall pay the same within ten (10) business days of receipt of Landlord’s billing.

Notwithstanding the foregoing, Tenant shall not be assessed any late charge for the first late payment in each twelve (12) month period of the Term so long as Tenant pays such amount within five (5) business days of Tenant’s receipt of notice that such amount has not been paid.

Section 3.7. Security Deposit. Concurrent with Tenant’s execution and tendering of this Lease to Landlord, Tenant shall deposit the sum set forth in Section 3.7 of the BLI Table (the “Security Deposit”), which amount Tenant shall thereafter at all times maintain on deposit with Landlord as security for Tenant’s full and faithful observance and performance of its obligations under this Lease (expressly including, without limitation, the payment as and when due of the Fixed Monthly Rent, Additional Rent and any other sums or damages payable by Tenant hereunder and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants or agreements). Landlord shall have the right to commingle the Security Deposit with its general assets and shall not be obligated to pay Tenant interest thereon.

If at any time Tenant defaults in the performance of any of its obligations under this Lease, after the expiration of notice and the opportunity to cure (if a notice and cure period is provided for under this Lease for the particular default), then, Landlord may:

a)           apply as much of the Security Deposit as may be necessary to cure Tenant’s non-payment of the Fixed Monthly Rent, Additional Rent and/or other sums or damages due from Tenant, including any sums due under Section 20.26 of this Lease; and/or;

b)           apply so much of the Security Deposit as may be necessary to reimburse all expenses incurred by Landlord in curing such default; or

c)           if the Security Deposit is insufficient to pay the sums specified in Section 3.7 (a) or (b), elect to apply the entire Security Deposit in partial payment thereof, and proceed against Tenant pursuant to the provisions of Article 17 and Article 18 herein.

Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in Article 18 below, and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any Tenant Party. As used in this Lease a “Tenant Party” shall mean Tenant, any employee of Tenant, or any agent, authorized representative, design consultant or construction manager engaged by or under the control of Tenant.

If, as a result of Landlord’s application of any portion or all of the Security Deposit, the amount held by Landlord declines to less than the sum set forth in Section 3.7 of the BLI Table, Tenant shall, within ten (10) business days after written demand therefor is received by Tenant, deposit with Landlord additional cash sufficient to bring the then-existing balance held as the Security Deposit to the amount specified hereinabove. Tenant’s failure to deposit said amount shall constitute a material breach of this Lease.

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At the expiration or earlier termination of this Lease, Landlord shall deduct from the Security Deposit being held on behalf of Tenant any unpaid sums, costs, expenses or damages payable by Tenant pursuant to the provisions of this Lease; and/or any reasonable costs required to cure Tenant’s default or performance of any other covenant or agreement of this Lease, and shall, within thirty (30) days after the expiration or earlier termination of this Lease, return to Tenant, without interest, all or such part of the Security Deposit as then remains on deposit with Landlord.

ARTICLE 4

ADDITIONAL RENT

Section 4.1. Certain Definitions. As used in this Lease:

a)           “Escalation Statement” means a statement by Landlord, setting forth the amount payable by Tenant or by Landlord, as the case may be, for a specified calendar year pursuant to this Article 4.

b)           “Operating Expenses” means the following in a referenced calendar year, including the Base Year as hereinafter defined, calculated assuming the Building is at least ninety-five percent (95%) occupied: all costs of management, operation, maintenance, and repair of the Building.

By way of illustration only, Operating Expenses shall include, but not be limited to: management fees paid by Landlord, which shall not exceed those reasonable and customary in the geographic area in which the Building is located; water and sewer charges; any and all insurance premiums not otherwise directly payable by Tenant; license, permit and inspection fees; air conditioning (including repair of same); heat; light; power and other utilities; steam; labor; cleaning and janitorial services; guard services; supplies; materials; equipment and tools.

Operating Expenses shall also include the cost or portion thereof of those capital improvements made to the Building by Landlord during the Term:

i)           to the extent that such capital improvements reduce other direct expenses, when the same were made to the Building by Landlord after the Commencement Date, or

ii)          that are required under any governmental law or regulation that was not applicable to the Building as of the Commencement Date.

Said capital improvement costs, or the allocable portion thereof (as referred to in clauses (i) and (ii) above), shall be amortized over the useful life of any such capital improvement as reasonably determined by Landlord using sound real estate practices, together with interest on the unamortized balance at the rate of ten percent (10%) per annum.

Operating Expenses shall also include all general and special real estate taxes, increases in assessments or special assessments and any other ad valorem taxes, rates, levies and assessments paid during a calendar year (or portion thereof) upon or with respect to the Building and the personal property used by Landlord to operate the Building, whether paid to any governmental or quasi-governmental authority, and all taxes specifically imposed in lieu of any such taxes (but excluding taxes referred to in Section 3.4 for which Tenant or other tenants in the Building are liable) including fees of counsel and experts, reasonably incurred by, or reimbursable by Landlord in connection with any application for a reduction in the assessed valuation of the Building and/or the land thereunder or for a judicial review thereof, (collectively “Appeal Fees”), but solely to the extent that the Appeal Fees result directly in a reduction of taxes otherwise payable by Tenant. However, in no event shall the portion of Operating Expenses used to calculate any billing to Tenant attributable to real estate taxes and assessments for any expense year be less than the billing for real estate taxes and assessments during the Base Year.

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Operating Expenses shall also include, but not be limited to, the premiums for the following insurance coverage: all-risk, structural, fire, boiler and machinery, liability, earthquake and for replacement of tenant improvements, and for such other coverage(s), and at such policy limit(s) as Landlord deems reasonably prudent and/or are required by any lender or ground lessor, which coverage and limits Landlord may, in Landlord’s reasonable discretion, change from time to time.

If, in any calendar year following the Base Year, as defined hereinbelow (a “Subsequent Year”), a new expense item (e.g., earthquake insurance, concierge services; entry card systems), is included in Operating Expenses which was not included in the Base Year Operating Expenses, then the cost of such new item shall be added to the Base Year Operating Expenses for purposes of determining the Additional Rent payable under this Article 4 for such Subsequent Year. During each Subsequent Year, the same amount shall continue to be included in the computation of Operating Expenses for the Base Year, resulting in each such Subsequent Year Operating Expenses only including the increase in the cost of such new item over the Base Year, as so adjusted. However, if in any Subsequent Year thereafter, such new item is not included in Operating Expenses, no such addition shall be made to Base Year Operating Expenses.

Conversely, as reasonably determined by Landlord, when an expense item that was originally included in the Base Year Operating Expenses is, in any Subsequent Year, no longer included in Operating Expenses, then the cost of such item shall be deleted from the Base Year Operating Expenses for purposes of determining the Additional Rent payable under this Article 4 for such Subsequent Year. The same amount shall continue to be deleted from the Base Year Operating Expenses for each Subsequent Year thereafter that the item is not included. However, if such expense item is again included in the Operating Expenses for any Subsequent Year, then the amount of said expense item originally included in the Base Year Operating Expenses shall again be added back to the Base Year Operating Expenses.

c)           Exclusions from Operating Expenses. Notwithstanding anything contained in the definition of Operating Expenses as set forth in Subsection 4.1(b) of this Lease, Operating Expenses (including Building Operating Expenses) shall not include the following:

i.            The costs of repairs to the Building, if and to the extent that any such costs is actually reimbursed by the insurance carried by Landlord or subject to award under any eminent domain proceeding and the costs of restoring the Building in the event of a casualty that is not covered by insurance that Landlord is obligated to carry pursuant to the terms of Article 19 of this Lease;

ii.           Depreciation, amortization and interest payments, except as specifically permitted herein or except on materials, tools supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services. In such a circumstance, the inclusion of all depreciation, amortization and interest payments shall be determined pursuant to generally accepted accounting principles, consistently applied, amortized over the reasonably anticipated useful life of the capital item for which such amortization, depreciation or interest allocation was calculated;

iii.          Marketing costs, including leasing commissions, attorneys’ fees incurred in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

iv.           Expenses for services not offered to Tenant or for which Tenant is charged directly, whether or not such services or other benefits are provided to another tenant or occupant of the Building;

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v.            Costs incurred due to Landlord’s or any tenant of the Building’s violation, other than Tenant, of the terms and conditions of any lease or rental agreement in the Building or applicable law;

vi.           Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the land thereunder;

vii.          Costs associated with operating the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord’s ownership of the Building;

viii.         Leasing advertising and promotional expenditures, and costs of leasing signs in or on the Building identifying the owner of the Building, or other tenants signs;

ix.           Electric, gas or other power costs for which (and only to the extent) Landlord has been directly reimbursed by another tenant or occupant of the Building, or for which any tenant directly contracts with the local public service company;

x.             Costs, including attorneys’ fees and settlement judgments and/or payments in lieu thereof, arising from actual or potential claims, disputes, litigation or arbitration pertaining to Landlord and/or the Building;

xi.           Costs incurred with respect to the installation of Tenant’s or other occupant’s improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for Tenant or other occupants of the Building;

xii.          Tax penalties and interest incurred as a result of Landlord’s negligent or willful failure to make payments and/or to file any income tax or informational return(s) when due, unless such non-payment is due to Tenant’s nonpayment of rent;

xiii.        Any charitable or political contributions;

xiv.         The purchase or rental price of any sculpture, paintings or other object of art (except for costs associated with any common area fountains), whether or not installed in, on or upon the Building;

xv.           Costs of repairs which would have been covered by casualty insurance but for Landlord’s failure to maintain casualty insurance to cover the replacement value of the Building as required by this Lease;

xvi.         Capital expenditures not otherwise permitted hereunder;

xvii.        The assessment or billing of operating expenses that results in Landlord being reimbursed more than one hundred percent (100%) of the total expenses for the calendar year in question;

xviii.       Any compensation paid or expenses reimbursed to clerks, attendants or other persons working in any commercial concession(s) operated by Landlord, and any services provided, taxes attributable to and costs incurred in connection with the operation of any retail or restaurant operations in the Building;

xix.         The costs arising out of Landlord’s abatement, mitigation, remediation and/or encapsulation of any Hazardous Materials when the same are located in, on or about the Building and/or the Real Property prior to the Commencement Date and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions that it then existed in the Building or on the Real Property, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat Hazardous Material, which Hazardous Material is brought into the Building or onto the Real Property after the date hereof by Landlord or any other tenant of the Real Property and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists in the Building or on the Real Property, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto;

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xx.           Payments by Landlord to affiliates of Landlord to the extent the same exceed the expenses which would be paid to qualified unaffiliated third parties on an arm’s-length, competitive basis providing goods or services of equal or better quality than the subject affiliates;

xxi.         Any bad debt loss, rent loss or reserves for any bad debts, or rent loss; or

xxii.        Costs incurred as a result of Landlord’s violation of any applicable law and the remediation of such violations, including, without limitation, the Americans with Disabilities Act of 1990 existing as of the Commencement Date of this Lease.

d)           “Tenant’s Share” means 0.88%.

Section 4.2. Calculation of Tenant’s Share of Increases in Operating Expenses. If, commencing with the calendar year 2018, the Operating Expenses for any calendar year during the Term, or portion thereof, (including the last calendar year of the Term), have increased over the Operating Expenses for the calendar year 2017 (the “Base Year”), then within thirty (30) days after Tenant’s receipt of Landlord’s computation of such increase (an “Escalation Statement”), Tenant shall pay to Landlord, as Additional Rent, an amount equal to the product obtained by multiplying such increase by Tenant’s Share.

Landlord may, at or after the start of any calendar year subsequent to the Base Year, notify Tenant of the amount which Landlord estimates will be Tenant’s monthly share of any such increase in Operating Expenses for such calendar year over the Base Year and the amount thereof shall be paid as Additional Rent at the same time and in the same manner as Fixed Monthly Rent payments required to be made by Tenant in such year. If Tenant’s Share of any such increase in rent payable hereunder as shown on the Escalation Statement is greater or less than the total amounts actually billed to and paid by Tenant during the year covered by such statement, then within thirty (30) days thereafter, Tenant shall pay in cash any sums owed Landlord or, if applicable, Tenant shall either receive a credit against any Fixed Monthly Rent and/or Additional Rent next accruing for any sum owed Tenant, or if Landlord’s Escalation Statement is rendered after the expiration or earlier termination of this Lease and indicates that Tenant’s estimated payments have exceeded the total amount to which Tenant was obligated, then provided that Landlord is not owed any other sum by Tenant, Landlord shall issue a cash refund to Tenant within thirty (30) days after Landlord’s completion of such Escalation Statement.

Section 4.2.1. Audit. In the event Tenant disputes the amount of Additional Rent set forth in the Escalation Statement, then Tenant may, within one hundred twenty (120) days after Tenant receives the subject Escalation Statement, engage an independent certified public accountant (which accountant shall be a member of a nationally recognized accounting firm and is not working on a contingency fee basis), designated and paid for by Tenant, to inspect Landlord’s records with respect to such Escalation Statement at the offices of Landlord where such records are customarily maintained or at such other location reasonably selected by Landlord provided that:

a)           Tenant is not then in default under this Lease;

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b)           Tenant provides Landlord with written notice of the dispute, which notice shall state with reasonable particularity the basis for the dispute, the amount at issue and identifying the accountant engaged or to be engaged by Tenant;

c)           Tenant has paid all amounts that are required to be paid under the applicable Escalation Statement;

d)           Such inspection is conducted during Landlord’s customary business hours (with such inspection to be completed within one (1) business day) at time(s) reasonably designated by Landlord;

e)           Tenant and Tenant’s agents shall, in a writing delivered to Landlord, agree in advance of such inspection to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records (including, without limitation, no photocopying);

f)           Prior to any inspection of Landlord’s records, Tenant and Tenant’s agents execute a commercially reasonable confidentiality agreement regarding such inspection and deliver an original of the same to Landlord; and

g)           Tenant’s failure to provide written notice to Landlord in accordance with clause b), above, within one hundred twenty (120) days after Tenant’s receipt of the applicable Escalation Statement shall be deemed to be Tenant’s approval of such statement and, in case of such failure, Tenant, after the expiration of such one hundred twenty (120)-day period, shall have waived its right to dispute the amounts set forth in such statement. In addition, Tenant’s right of inspection hereunder shall be waived in the event Tenant fails to comply with any of the provisions of this Section 4.2.1.

If, after such inspection, if any, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that the Operating Expenses (for the Building as a whole) were overstated in the applicable Escalation Statement by more than four percent (4%), then the fees and expenses of the Accountant and all other costs of such determination shall be paid for by Landlord. However, if the Operating Expenses (for the Building as a whole) were overstated in the applicable Escalation Statement by four percent (4%) or less, or was in fact understated, Tenant shall promptly pay the fees and expenses of the Accountant and all other costs of such determination (including, without limitation, the amount of Operating Expenses owed to Landlord as evidenced by the inspection). Any reconciliation of charges set forth in the Escalation Statement, which is necessitated by the inspection, shall be paid or credited by Tenant or Landlord, as applicable, in accordance with this Section 4.2.1. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Operating Expenses payable by Tenant shall be as set forth in this Section 4.2.1 and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Operating Expenses payable by Tenant.

Section 4.3. Tenant’s Payment of Direct Charges as Additional Rent. Tenant shall promptly and duly pay all costs and expenses incurred for or in connection with any Tenant Change (as such term is defined in Section 12.12 of this Lease) or Tenant Service (as such term is defined in Section 8.10 of this Lease), and discharge any mechanic's or other lien created against the Premises, Building or the Real Property arising as a result of or in connection with any Tenant Change or Tenant Service as Additional Rent by paying the same, bonding in any other commercially reasonable manner or as otherwise provided by law.

Any other cost, expense, charge, amount or sum (other than Fixed Monthly Rent) payable by Tenant as provided in this Lease shall also be considered Additional Rent.

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Certain individual items of cost or expense may, in the reasonable determination of Landlord, be separately charged and billed to Tenant by Landlord, either alone or in conjunction with another party or parties, if they are deemed in good faith by Landlord to apply solely to Tenant and/or such other party or parties and are not otherwise normally recaptured by Landlord as part of normal operating expenses. Insofar as is reasonable, Landlord shall attempt to give Tenant prior notice and the opportunity to cure any circumstance that would give rise to such separate and direct billing.

Said separate billing shall be paid as Additional Rent, regardless of Tenant’s Share. Such allocations by Landlord shall be binding on Tenant unless patently unreasonable, and shall be payable within fifteen (15) business days after receipt of Landlord’s billing therefor.

ARTICLE 5

ETHICS

Section 5.1. Ethics. Landlord and Tenant agree to conduct their business or practice in compliance with any appropriate and applicable codes of professional or business practice.

ARTICLE 6

USE OF PREMISES

Section 6.1. Use. The Premises shall only be used for general office use consistent with the operation of a first-class office building in the Encino area (the “Specified Use”) and for no other purposes, without Landlord’s prior written consent, which consent shall be in Landlord’s sole discretion. Any proposed revision of the Specified Use by Tenant shall be for a use consistent with those customarily found in first-class office buildings. Reasonable grounds for Landlord withholding its consent shall include, but not be limited to:

a)           the proposed use will place a disproportionate burden on the Building systems;

b)           the proposed use is for governmental or medical purposes or for a company whose primary business is that of conducting boiler-room type transactions or sales;

c)           the proposed use would generate excessive foot traffic to the Premises and/or Building.

So long as Tenant is in control of the Premises, Tenant covenants and agrees that it shall not use, suffer or permit any person(s) to use all or any portion of the Premises for any purpose in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the City or County of Los Angeles, or other lawful authorities having jurisdiction over the Building.

Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or unreasonably interfere with the rights of other tenants or occupants of the Building, or injure or annoy them. Tenant shall not use or allow the Premises to be used for any pornographic or violent purposes, nor shall Tenant cause, commit, maintain or permit the continuance of any nuisance or waste in, on or about the Premises. Tenant shall not use the Premises in any manner that in Landlord’s reasonable judgment would adversely affect or interfere with any services Landlord is required to furnish to Tenant or to any other tenant or occupant of the Building, or that would interfere with or obstruct the proper and economical rendition of any such service.

Section 6.2. Exclusive Use. Landlord represents that Tenant’s Specified Use of the Premises does not conflict with exclusive use provisions granted by Landlord in other leases for the Building. Landlord further agrees that it shall, in the future, not grant an exclusive use privilege to any other tenant in the Building that will prevent Tenant from continuing to use the Premises for its Specified Use.

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Tenant acknowledges and agrees that it shall not engage in any of the uses specified hereinbelow, for which Landlord has already granted exclusive rights: the retail sale of snacks, convenience foods, candy, cards, stationary, magazines or similar items (vending machines excluded).

Provided that Tenant has received written notice of the same from Landlord, and further provided that Landlord does not grant a future exclusive use right that prohibits Tenant from engaging in the Specified Use, then Tenant agrees that it shall not violate any exclusive use provision(s) granted by Landlord to other tenants in the Building.

Section 6.3. Rules and Regulations. Tenant shall observe and comply with the rules and regulations set forth in Exhibit C, and such other and further reasonable and non-discriminatory rules and regulations as Landlord may make or adopt and communicate to Tenant in writing at any time or from time to time, when said rules, in the reasonable judgment of Landlord, may be necessary or desirable to ensure the first-class operation, maintenance, reputation or appearance of the Building, provided such further rules and regulations do not adversely affect Tenant’s rights under this Lease or Tenant’s use or occupancy or, or access to, the Premises. However, if any conflict arises between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control.

Provided Landlord makes commercially reasonable efforts to seek compliance by all occupants of the Building with the rules and regulations adopted by Landlord, Landlord shall not be responsible to Tenant for the failure of any other tenants or occupants of the Building to comply with said rules and regulations.

ARTICLE 7

CONDITION UPON VACATING & REMOVAL OF PROPERTY

Section 7.1. Condition upon Vacating. At the expiration or earlier termination of this Lease, Tenant shall:

a)           terminate its occupancy of, quit and surrender to Landlord, all or such portion of the Premises upon which this Lease has so terminated, broom-clean and in the same condition as received except for:

i)	ordinary wear and tear, or

ii)	loss or damage by fire or other casualty; and

b)           surrender the Premises free of any and all debris and trash and any of Tenant’s personal property, furniture, fixtures and equipment that do not otherwise become a part of the Real Property, pursuant to the provisions contained in Section 7.2 hereinbelow; and

c)           at Tenant’s sole expense, forthwith and with all due diligence remove any Tenant Change (as defined in Section 12.12 of this Lease) and, if requested by Landlord in Landlord’s sole and absolute discretion, restore the Premises to the condition existing immediately prior to the Tenant Change, subject to clauses (a)(i) and (a)(ii) immediately above. However, Tenant shall only be obligated to remove said Tenant Change if (i) the Tenant Change was made without Landlord’s approval; (ii) the Tenant Change is an atypical improvement and Landlord notified Tenant of its obligation to remove the same pursuant to clause (iii) below; and/or (iii) Landlord notified Tenant of its obligation to do so in writing at the time Landlord approved Tenant’s request for a Tenant Change. If Tenant fails to complete such removal and/or restoration and/or to repair any damage caused by the removal or restoration of any Tenant Change, Landlord may do so and may charge the cost thereof to Tenant pursuant to Section 20.26 of this Lease or deduct the cost from the Security Deposit under Section 3.7 of this Lease. Tenant shall not be obligated to remove the Improvements, the Additional Improvements, any Cosmetic Alterations or any data, telecom and other cabling and wiring installed by or for Tenant in the Premises (including any of the same installed above the ceiling plenum). In addition, at the expiration or earlier termination of this Lease, Tenant shall remove any security system or devices installed by Tenant, in either case whether or not the installation was performed as part of the Improvements constructed in the Premises or after such time, and Tenant shall repair any damage caused by such removal.

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Section 7.2. Tenant’s Property. All fixtures, equipment, improvements and installations attached or built into the Premises at any time during the Term shall, at the expiration or earlier termination of this Lease, be deemed the property of Landlord; become a permanent part of the Premises and remain therein. However, if said fixtures, equipment, improvements and/or installations can be removed without causing any structural damage to the Premises, then, provided after such removal Tenant restores the Premises to the condition existing prior to installation of Tenant’s fixtures, equipment, improvements and/or installations, Tenant shall be permitted, at Tenant’s sole expense, to remove the same.

The provisions of this Article 7 shall survive the expiration or earlier termination of this Lease.

ARTICLE 8

UTILITIES AND SERVICES

Section 8.1. Normal Building Hours / Holidays. The “Normal Business Hours” of the Building, during which Landlord shall furnish the services specified in this Article 8 are defined as 8:00 A.M. to 6:00 P.M., Monday through Friday, and 9:00 A.M. to 1:00 P.M. on Saturday, any one or more Holiday(s) excepted.

The “Holidays” which shall be observed by Landlord in the Building are defined as any federally-recognized holiday and any other holiday specified herein, which are: New Years Day, Presidents’ Day, Memorial Day, the 4th of July, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day (each individually a “Holiday”). Tenant acknowledges that the Building shall be closed on each and every such Holiday, and Tenant shall not be guaranteed access to Landlord or Landlord’s managing agent(s) on each such Holiday.

Section 8.2. Access to the Building and General Services. Subject to Force Majeure and any power outage(s) which may occur in the Building when the same are out of Landlord’s reasonable control, Landlord shall furnish the following services to the Premises twenty-four (24) hours per day, seven days per week:

a)           during Normal Business Hours, bulb replacement for building standard lights;

b)           access to and use of the parking facilities for persons holding valid parking permits;

c)           access to and use of the elevators and Premises;

d)           use of electrical lighting on an as-needed basis within the Premises; and

e)           use of a reasonable level of water for kitchen and toilet facilities in the Premises and Common Area bathrooms.

Section 8.3. Janitorial Services. Landlord shall furnish the Premises with reasonable and customary janitorial services five (5) days per business week, except when the Building is closed on any Holiday. Landlord shall retain the sole discretion to choose and/or revise the janitorial company providing said services to the Premises and/or Building.

Section 8.4. Security Services. Tenant acknowledges that Landlord currently provides uniformed guard service to the Building solely for the purposes of providing surveillance of, and information and directional assistance to persons entering the Building.

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Tenant acknowledges that such guard service shall not provide any measure of security or safety to the Building or the Premises, and that Tenant shall take such actions as it may deem necessary and reasonable to ensure the safety and security of Tenant’s property or person or the property or persons of Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders. Tenant agrees and acknowledges that, except in the case of the gross negligence or willful misconduct of Landlord or its directors, employees, officers, partners or shareholders, Landlord shall not be liable to Tenant in any manner whatsoever arising out of the failure of Landlord’s guard service to secure any person or property from harm.

Tenant agrees and acknowledges that Landlord, in Landlord’s sole discretion, shall have the option, but not the obligation to add, decrease, revise the hours of and/or change the level of services being provided by any guard company serving the Building. Tenant further agrees that Tenant shall not engage or hire any outside guard or security company without Landlord’s prior written consent, which shall be in Landlord’s sole discretion.

Section 8.5. Utilities. During Normal Business Hours Landlord shall furnish a reasonable level of water, heat, ventilation and air conditioning (“HVAC”), and a sufficient amount of electric current to provide customary business lighting and to operate ordinary office business machines, such as a single personal computer and ancillary printer per two hundred and fifty (250) usable square feet contained in the Premises, facsimile machines, small copiers customarily used for general office purposes, and such other equipment and office machines as do not result in above-standard use of the existing electrical system. So long as the same remain reasonably cost competitive, Landlord shall retain the sole discretion to choose the utility vendor(s) to supply such services to the Premises and the Building.

Except with the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall not install or use any equipment, apparatus or device in the Premises that requires the installation of a 208 voltage circuit; consumes more than five (5) kilowatts per hour per item; or the aggregate use of which will in any way increase the connected load to more than 5 Watts per usable square foot, or cause the amount of electricity to be furnished or supplied for use in the Premises to more than 1.2 kWh per usable square foot, per month.

Except with the prior written consent of Landlord, Tenant shall not connect any electrical equipment to the electrical system of the Building, except through electrical outlets already existing in the Premises, nor shall Tenant pierce, revise, delete or add to the electrical, plumbing, mechanical or HVAC systems in the Premises.

Section 8.6. After Hours HVAC and/or Excess Utility Usage. If Tenant requires HVAC service during other than Normal Business Hours (“Excess HVAC”), Tenant shall make its request in writing at least six (6) hours before the close of the normal business day, and Tenant must purchase a minimum of four (4) hours of Excess HVAC. Otherwise, Landlord shall have no obligation to provide Excess HVAC. Tenant’s request shall be deemed conclusive evidence of its willingness and obligation to pay the then prevailing charge for Excess HVAC at the Building, which charge shall be subject to increases in Landlord’s sole discretion.

If Tenant requires electric current in excess of the amounts specified hereinabove in this Article 8, or water or gas in excess of that customarily furnished to the Premises as office space (“Excess Utility Use”), Tenant shall first procure Landlord’s prior written consent to such Excess Utility Use, which Landlord may reasonably refuse.

In lieu of Landlord’s refusal, Landlord may cause a meter or sub-meter to be installed to measure the amount of water, gas and/or electric current consumed by Tenant in the Premises. The cost of any such meter(s), and the installation, maintenance, and repair thereof, shall be paid by Tenant as Additional Rent.

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After completing installation of said meter(s), and/or if Tenant requests Excess HVAC, then Tenant shall pay, as Additional Rent, within thirty (30) calendar days after Tenant’s receipt of Landlord’s billing, for the actual amounts of all Excess Utility Use and/or Excess HVAC. Said billing shall be calculated on the usage indicated by such meter(s), sub-meter(s), or Tenant’s written request therefor, and shall be issued by Landlord at the rates charged for such services by the local public utility furnishing the same, plus any additional expense reasonably incurred by Landlord in providing said Excess Utility Use and/or in keeping account of the Excess Utility Use, plus an administrative and billing fee equal to fifteen percent (15%) of the costs so billed.

Section 8.7. Changes Affecting HVAC. Tenant shall also pay as Additional Rent for any additional costs Landlord incurs to repair any failure of the HVAC equipment and systems to perform their function when said failure arises out of or in connection with any change in, or alterations to, the arrangement of partitioning in the Premises after the Commencement Date, or from occupancy by, on average, more than one person for every two hundred fifty (250) usable square feet of the Premises, or from Tenant’s failure to keep all HVAC vents within the Premises free of obstruction.

Section 8.8. Damaged or Defective Systems. Tenant shall give written notice to Landlord after Tenant becomes aware of any alleged damage to, or defective condition in any part or appurtenance of the Building's sanitary, electrical, HVAC or other systems serving, located in, or passing through, the Premises. Provided that the repair or remedy of said damage or defective condition is within the reasonable control of Landlord, it shall be remedied by Landlord as soon as reasonably practicable. Otherwise, Landlord shall make such commercially reasonable efforts as may be available to Landlord to effect such remedy or repair, but subject to the express provisions of Section 8.9 in the event of an Abatement Event, Landlord shall not be liable to Tenant for any failure thereof, nor shall Tenant be entitled to claim any damages arising from any such damage or defective condition nor shall Tenant be entitled to claim any eviction by reason of any such damage or defective condition.

If such damage or defective condition was caused by, or is attributed to, a Tenant Change or the unreasonable or improper use of such system(s) by Tenant or its employees, licensees or invitees:

a)           the cost of the remedy thereof shall be paid by Tenant as Additional Rent pursuant to the provisions of Section 4.3;

b)           in no event shall Tenant be entitled to any abatement of rent as specified above; and

c)           Tenant shall be estopped from making any claim for damages arising out of Landlord’s repair thereof.

Section 8.9. Limitation on Landlord’s Liability for Failure to Provide Utilities and/or Services. Subject to the express provisions of Section 8.9 in the event of an Abatement Event, Tenant hereby releases the Landlord Parties from any liability for damages, by abatement of rent or otherwise, for any failure or delay in furnishing any of the services or utilities specified in this Article 8 (including, but not limited to telephone and telecommunication services), or for any diminution in the quality or quantity thereof.

Tenant’s release of the Landlord Parties’ liability shall be applicable when such failure, delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by Landlord’s inability to secure electricity, gas, water or other fuel at the Building after Landlord’s reasonable effort to do so, by accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control. Such failures, delays or diminution shall never be deemed to constitute a constructive eviction or disturbance of Tenant’s use and possession of the Premises, or serve to relieve Tenant from paying Rent or performing any of its obligations under this Lease, subject to the express provisions of this Section 8.9 in the event of an Abatement Event.

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Furthermore, the Landlord Parties shall not be liable under any circumstances for a loss of, injury to, or interference with, Tenant’s business, including, without limitation, any loss of profits occurring or arising through or in connection with or incidental to Landlord’s failure to furnish any of the services or utilities required by this Article 8.

Notwithstanding the above, Landlord shall use commercially reasonable efforts to remedy any delay, defect or insufficiency in providing the services and or utilities required hereunder.

Notwithstanding the foregoing, if Tenant is prevented from using and does not use, the Premises or any portion thereof, as a result of (a) Landlord’s failure to provide services or utilities as required by this Lease; (b) any Renovations (as such term is defined in Section 12.11 of this Lease) performed pursuant to Section 12.11 of this Lease; (c) any Work (as such term is defined in Section 12.10 of this Lease) performed pursuant to Section 12.10 of this Lease; (d) any damage or defective condition (as specified in Section 8.8, above) that is caused by an act or omission of Landlord; or (e) Landlord’s gross negligence, willful misconduct, illegal activity or breach or default of its obligations under this Lease (after giving effect to any notice and cure provisions) (each an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event and if such Abatement Event continues for three (3) consecutive business days after Landlord’s receipt of any such Notice (the “Eligibility Period”), and such failure is not attributable to, or caused by, the acts of Tenant, or a cause beyond Landlord’s reasonable control, then the Fixed Monthly Rent and Additional Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (“Unusable Area”), bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Fixed Monthly Rent and Additional Rent for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Fixed Monthly Rent and Additional Rent shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event.

Section 8.10. Tenant Provided Services. Tenant shall make no contract or employ any labor in connection with the maintenance, cleaning or other servicing of the physical structures of the Premises or for installation of any computer, telephone or other cabling, equipment or materials provided in or to the Premises (collectively and individually a “Tenant Service”) without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not permit the use of any labor, material or equipment in the performance of any Tenant Service if the use thereof, in Landlord’s reasonable judgment, would violate the provisions of any agreement between Landlord and any union providing work, labor or services in or about the Premises, Building and/or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. If any violation, disturbance, interference or conflict occurs, Tenant, upon demand by Landlord, shall immediately cause all contractors or subcontractors or all materials causing the violation, disturbance, interference, difficulty or conflict, to leave or be removed from the Building or the Common Areas immediately. Tenant shall indemnify and hold Landlord harmless from and against all claims, suits, demands, damages, judgments, costs, interest and expenses (including attorneys fees and costs incurred in the defense thereof) to which Landlord may be subject or suffer when the same arise out of or in connection with the use of, work in, construction to, or actions in, on, upon or about the Premises by any Tenant Party (as hereinafter defined), including any actions relating to the installation, placement, removal or financing of any Tenant Service, improvements, fixtures and/or equipment in, on, upon or about the Premises.

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ARTICLE 9

TENANT’S INDEMNIFICATION AND LIMITATION ON LANDLORD’S LIABILITY

Section 9.1. Tenant’s Indemnification and Hold Harmless. Tenant shall indemnify and hold the Landlord Parties harmless from and against all claims, suits, demands, damages, judgments, reasonable costs, lawful interest and reasonable expenses (including attorneys fees and costs incurred in the defense thereof) to which any the Landlord Parties may be subject or suffer but only when the same arise out of the negligence or willful misconduct of Tenant or any of Tenant’s agents, contractors, invitees, directors, employees, licensees, officers, partners or shareholders (collectively, “Tenant Parties”) in connection with the use of, work in, construction to, or actions in, on, upon or about the Premises, including any actions relating to the installation, placement, removal or financing of any Tenant Change, improvements, fixtures and/or equipment in, on, upon or about the Premises.

Tenant’s indemnification shall extend to any and all claims and occurrences, whether for injury to or death of any person or persons, or for damage to property (including any loss of use thereof), or otherwise, occurring during the Term or prior to the Commencement Date (if Tenant has been given early access to the Premises for whatever purpose, and did access the Premises) and to all claims arising or resulting from any condition or use of the Premises, the Building and/or the Real Property, and the conduct of Tenant’s business by any Tenant Party or any other activity, work or thing done, permitted or suffered by any of Tenant Party, in or about the Premises, the Building or elsewhere on the Real Property or due to or resulting from any default by Tenant in the keeping, observance or performance of any covenant or provision of this Lease, or from the negligence or willful misconduct of any Tenant Party.

Section 9.2. Nullity of Tenant’s Indemnification in Event of Negligence. Notwithstanding anything to the contrary contained in this Lease, Tenant’s indemnification shall not extend to the negligence or willful misconduct of Landlord or the negligence or willful misconduct of Landlord’s agents, contractors, directors, employees, officers, partners or shareholders, nor to (i) such events and occurrences for which Landlord otherwise carries insurance coverage or (ii) any breach or default by Landlord of any of Landlord’s obligations under this Lease that extend after the expiration of any notice and cure period.

Section 9.3. Tenant’s Waiver of Liability. Provided and to the extent that any injury or damage suffered by Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, officers, partners, and/or shareholders did not arise out of the negligence or willful misconduct of any Landlord Parties, Tenant shall make no claim against Landlord and Landlord shall not be liable or responsible in any way for, and Tenant hereby waives all claims against Landlord with respect to or arising out of injury or damage to any person or property in or about the Premises by or from any cause whatsoever under the reasonable control or management of Tenant or any Tenant Party, except as may otherwise be expressly set forth in this Lease.

Section 9.4. Limitation of Landlord’s Liability. Tenant expressly agrees that, notwithstanding anything in this Lease and/or any applicable law to the contrary, the liability of the Landlord Parties, and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to Tenant’s actual direct damages, but not consequential damages (including but not limited to loss of profits, loss of business opportunity, loss of goodwill or loss of use, in each case however occurring), therefor and shall be recoverable only from the interest of Landlord in the Building.

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Tenant specifically agrees that the Landlord Parties shall have no personal liability therefor. Further, Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

Section 9.5. Transfer of Landlord’s Liability. Tenant expressly agrees that, to the extent that any transferee assumes the obligations of Landlord hereunder in writing, and provided Landlord has either transferred the complete Security Deposit held pursuant to this Lease or refunded the same to Tenant as of the date of such transfer, then the covenants and agreements on the part of Landlord to be performed under this Lease which arise and/or accrue after the date of such transfer shall not be binding upon Landlord herein named from and after the date of transfer of its interest in the Building.

Section 9.6.  Landlord’s Indemnification. Notwithstanding any contrary provision of this Lease, Landlord shall indemnify, defend and hold Tenant and Tenant’s agents, clients, directors, officers, partners, employees, shareholders and contractors harmless from and against, any and all claims, suits, demands, causes of action, liabilities, losses, reasonable costs, lawful interest and reasonable expenses, including reasonable attorney’s fees and court costs, arising from or in connection with:

a)           Any activity occurring, or condition existing, at or in the Building and/or the Real Property (other than in the Premises) when such activity or condition is under the reasonable control of Landlord, except and to the extent the same is caused by the negligence or willful misconduct of Tenant or Tenant’s employees, agents, licensee, invitees, or contractors, or by Tenant’s breach or default in the performance of any obligation under this Lease;

b)           Any activity occurring, or condition existing in the Premises when and to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors;

c)           Landlord’s violation of applicable law; or

d)           Any breach or default by Landlord of any of Landlord’s obligations under this Lease that extend after the expiration of any notice and cure period.

ARTICLE 10

COMPLIANCE WITH LAWS

Section 10.1. Tenant’s Compliance with Laws. Tenant shall not use, permit to be used, or permit anything to be done in or about all or any portion of the Premises which will in any way violate any laws, statutes, ordinances, rules, orders or regulations duly issued by any governmental authority having jurisdiction over the Premises, or by the Board of Fire Underwriters (or any successor thereto) (collectively “Codes”).

Section 10.2. Tenant to Comply at Sole Expense. Tenant shall, at its sole expense, promptly remedy any violation of such Codes as a result of its failure to comply with Section 10.1. Notwithstanding the foregoing, nothing contained in this Section 10.2 shall require or permit Tenant to make any structural changes to the Premises, unless such changes are required due to either Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders use of the Premises for purposes other than general office purposes consistent with a Class A office building, in which case any such change in use shall be subject to the restrictions specified in Section 6.1 of this Lease.

Section 10.3. Conclusive Evidence of Violation. The judgment of any court of competent jurisdiction; Tenant’s admission; or the admission of any other Tenant Party in any action against Tenant, whether or not Landlord is a party thereto, that Tenant has so violated any one or more Codes shall be conclusive evidence of such violation as between Landlord and Tenant.

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ARTICLE 11

ASSIGNMENT AND SUBLETTING

Section 11.1. Permission Required for Assignment or Sublet. Except as otherwise set forth in this Lease, unless Landlord’s prior written consent has been given, which consent shall not be unreasonably withheld, conditioned or delayed (subject to the express provisions of this Article 11), this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law; nor shall Tenant:

a)           assign Tenant’s interest in this Lease; or

b)           sublet the Premises or any part thereof or permit the Premises or any part thereof to be utilized by anyone other than Tenant, whether as by a concessionaire, franchisee, licensee, permittee or otherwise (collectively, a “sublease”).

In addition, except for Transfers under clauses (a) or (b), Tenant shall not mortgage, pledge, encumber or otherwise transfer this Lease, the Term and/or estate hereby granted or any interest herein without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Any assignment, mortgage, pledge, encumbrance, transfer or sublease (collectively, any “Transfer”) without Landlord’s prior written consent shall be voidable, and, in Landlord’s sole election, shall constitute a material default under this Lease.

Section 11.2. Voluntary Assignment due to Changes in Structure of Tenant. Any dissolution, merger, consolidation, or other reorganization of Tenant, or the single sale or other transfer of a controlling percentage of the capital stock of Tenant (other than the sale of such stock pursuant to a public offering that results in a majority of the same members of the Board and executive officers remaining in control of said corporation) and or the single sale of fifty percent (50%) or more of the value of the assets of Tenant, shall be deemed a voluntary assignment. The phrase “controlling percentage” means the ownership of, and the right to vote stock possessing fifty percent (50%) or more of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding, and entitled to vote for the election of directors. Notwithstanding anything to the contrary contained herein, this Section 11.2 shall not apply to corporations whose stock is traded through a recognized United States exchange or over the counter.

Section 11.2.1. Affiliated Companies/Restructuring of Business Organization. Any contrary provision of this Article 11 notwithstanding, a change of Tenant’s name or the assignment by Tenant of all of its rights under this Lease or the subletting by Tenant of all or any portion of the Premises to (i) a parent or subsidiary of Tenant, (ii) any person or entity which controls, is controlled by or under common control with Tenant, (iii) any entity which purchases all or substantially all of the assets or stock of Tenant, (iv) any entity into which Tenant is merged or consolidated, (v) any entity which results from the merger or consolidation of entities which control, are controlled by or under common control with Tenant or (vi) the temporary use or occupancy of portions of the Premises by a party or parties in connection with the transaction of business with Tenant or with an entity which is controlled by, controls or is under common control with Tenant (all such persons or entities described in (i), (ii), (iii), (iv), (v) and (vi) being sometimes hereinafter referred to as “Affiliates”) shall not be deemed a Transfer under this Article 11 and thus shall not be subject to Landlord’s prior consent, and Landlord shall not be entitled to any Net Rental Profit resulting therefrom, provided that:

a)           Any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 11;

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b)           Tenant gives Landlord prior notice of any such assignment or sublease to an Affiliate;

c)           The successor of Tenant and Tenant have as of the effective date of any such assignment or sublease a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding good will as an asset), which is sufficient to meet the remaining obligations of Tenant under this Lease, as reasonably determined by Landlord;

d)           Any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such assignee or sublessee shall be deemed to have assumed all of the obligations of Tenant under this Lease with respect to that portion of the Premises which is the subject of such Transfer (other than the amount of Fixed Monthly Rent payable by Tenant with respect to a sublease); and

e)           Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

Section 11.3. Request to Assign or Sublease. If at any time during the Term, Tenant wishes to assign this Lease or any interest therein, or to sublet all or any portion of the Premises, then at least fifteen (15) business days prior to the date when Tenant desires the assignment or sublease to be effective, Tenant shall give written notice to Landlord setting forth the name, address, and business of the proposed assignee or sublessee, business and personal credit applications completed on Landlord’s standard application forms, and information (including references and such financial documentation as Landlord shall reasonably prescribe) concerning the character and financial condition of the proposed assignee or sublessee, the effective date of the assignment or sublease, and all the material terms and conditions of the proposed assignment, and with reference solely to a sublease: a detailed description of the space proposed to be sublet, together with any rights of the proposed sublessee to use Tenant’s improvements and/or ancillary services with the Premises.

Section 11.4. Landlord’s Consent. Landlord shall have fifteen (15) business days after Tenant’s notice of assignment and/or sublease is received with the financial information reasonably requested by Landlord to advise Tenant of Landlord’s (i) consent to such proposed assignment or sublease, (ii) withholding of consent to such proposed assignment or sublease, or (iii) election to terminate this Lease, such termination to be effective as of the date of the commencement of the proposed assignment or subletting. If Landlord shall exercise its termination right hereunder, Landlord shall have the right to enter into a lease or other occupancy agreement directly with the proposed assignee or subtenant, and Tenant shall have no right to any of the rents or other consideration payable by such proposed assignee or subtenant under such other lease or occupancy agreement, even if such rents and other consideration exceed the rent payable under this Lease by Tenant. Landlord shall have the right to lease the Premises to any other tenant, or not lease the Premises, in its sole and absolute discretion. Landlord and Tenant specifically agree that Landlord’s right to terminate this Lease under clause (iii) above is a material consideration for Landlord’s agreement to enter into this Lease and such right may be exercised in Landlord’s sole and absolute discretion and no test of reasonableness shall be applicable thereto; provided, however, that Landlord may exercise the termination right described in said clause (iii) only if Tenant proposes to assign this Lease or sublet more than fifty percent (50%) of the Premises for a term covering substantially the remainder of the Term of this Lease.

Tenant acknowledges that Landlord’s consent shall be based upon the criteria listed in Sections 11.4 (a) through (e) below, and subject to Landlord’s right to reasonably disapprove of any proposed assignment and/or sublease, based on the existence of any condition contained within Section 11.5 hereinbelow. If Landlord provides its consent within the time period specified, Tenant shall be free to complete the assignment and/or sublet such space to the party contained in Tenant’s notice, subject to the following conditions:

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a)           The assignment and/or sublease shall be on substantially the same terms as were set forth in the notice given to Landlord;

b)           The assignment and/or sublease shall be documented in a written format that is reasonably acceptable to Landlord, which form shall specifically include the assignee’s and/or sublessee’s acknowledgement and acceptance of the obligation contained in this Lease, in so far as applicable;

c)           The assignment and/or sublease shall not be valid, nor shall the assignee or sublessee take possession of the Premises, or subleased portion thereof, until an executed duplicate original of such sublease and/or assignment has been delivered to Landlord;

d)           The assignee and/or sublessee shall have no further right to assign this Lease and/or sublease the Premises without the prior written consent of Landlord;

e)           In the event of any Transfer, Landlord shall receive as Additional Rent hereunder (and without affecting or reducing any other obligation of Tenant under this Lease) fifty percent (50%) of Tenant’s “Net Rental Profit” derived from such Transfer. If Tenant shall elect to Transfer, Tenant shall use reasonable and good faith efforts to secure consideration from any such Transferee which would be generally equivalent to then-current market rent, but in no event shall Tenant’s monetary obligations to Landlord, as set forth in this Lease, be reduced. “Net Rental Profit” shall mean all rent actually received by Tenant during any month during the term of such sublease from such subtenant in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant in connection with such Transfer for (i) advertising costs, (ii) any improvement allowance or other economic concessions (e.g., space planning allowance and moving expenses) paid by Tenant in connection with such Transfer, (iii) any brokerage commissions incurred by Tenant in connection with the Transfer, and (iv) reasonable attorneys’ fees incurred by Tenant in connection with the Transfer. “Net Rental Profit” shall not include any consideration actually received by Tenant which cannot reasonable be characterized as rent, including any consideration received in connection with (X) a sale of all or any portion of its assets or capital stock or in connection with any merger or consolidation or in connection with any other matter or thing not specifically related to the Lease, or (Y) the purchase or sale of any of Tenant’s shares of capital stock.

Tenant shall deliver to Landlord a statement within thirty (30) days after the end of each calendar year and/or within thirty (30) days after the expiration or earlier termination of the Term of this Lease in which any Transfer has occurred, specifying for each such Transfer:

i)            the date of its execution and delivery, the number of square feet of the Rentable Area demised thereby, and the Term thereof, and

ii)           a computation in reasonable detail showing the amounts (if any) paid and payable by Tenant to Landlord pursuant to this Section 11.4 with respect to such Transfer for the period covered by such statement, and the amounts (if any) paid and payable by Tenant to Landlord pursuant to this Section 11.4 with respect to any payments received from a Transferee during such period but which relate to an earlier period.

Section 11.5. Reasonable Grounds for Denial of Assignment and/or Sublease. Landlord and Tenant agree that, in addition to such other reasonable grounds as Landlord may assert for withholding its consent, it shall be reasonable under this Lease and any applicable law for Landlord to withhold its consent to any proposed Transfer, where any one or more of the following conditions exists:

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a)           The proposed sublessee or assignee (a “Transferee”) is, in Landlord’s reasonable judgment, of a character or reputation which is not consistent with those businesses customarily found in a Class A office building;

b)           The Transferee is engaged in a business or intends to use all or any portion of the Premises for purposes which are not consistent with those generally found in the Building or other Class A office buildings in the vicinity of the Building, provided, however, that in no event shall Landlord be permitted to decline Tenant’s request for a Transfer solely on the basis of said Transferee’s intent to change the Specified Use from that of Tenant, unless such proposed change shall violate any Exclusive Use provision already granted by Landlord;

c)           The Transferee is either a governmental agency or instrumentality thereof;

d)           The Transfer will result in more than a reasonable and safe number of occupants within the Premises;

e)           The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the sublease, if a sublessee, or this Lease, if an assignee, on the date consent is requested, or has demonstrated a prior history of credit instability or unworthiness;

f)           The Transfer will cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give another occupant of the Building a right to cancel its lease;

g)           Intentionally Omitted;

h)           The proposed Transferee is a tenant in the Building at the time Tenant requests approval of the proposed Transfer, or is engaged in on-going negotiations with Landlord to lease comparable space in the Building at the time Tenant requests approval of the proposed Transfer; or

i)           The Transferee intends to use all or a portion of the Premises for medical procedures or for a primary business which is as a boiler-room type sales or marketing organization.

If Landlord withholds or conditions its consent and Tenant believes that Landlord did so contrary to the terms of this Lease, Tenant may, as its sole remedy, prosecute an action for declaratory relief to determine if Landlord properly withheld or conditioned its consent, and Tenant hereby waives all other remedies, including without limitation those set forth in California Civil Code Section 1995.310.

Section 11.6. Tenant’s Continued Obligation. Any consent by Landlord to an assignment of this Lease and/or sublease of the Premises shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent by Landlord to any subsequent hypothecation, assignment, subletting, occupation or use by another person, and Tenant shall remain liable to pay the Rent and/or perform all other obligations to be performed by Tenant hereunder. Landlord’s acceptance of Rent or Additional Rent from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease. Landlord’s consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

If any assignee or sublessee of Tenant or any successor of Tenant defaults in the performance of any of the provisions of this Lease, whether or not Landlord has collected Rent directly from said assignee or sublessee, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, sublessee or other successor-in-interest.

Provided that in no event shall any further assignment, sublease, amendment or modification to this Lease serve to either increase Tenant’s liability or expand Tenant’s duties or obligations hereunder, or relieve Tenant of its liability under this Lease, then Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with any assignee, without notifying Tenant or any successor of Tenant, and without obtaining their consent thereto.

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Section 11.7. Tenant to Pay Landlord’s Costs. If Tenant assigns or sublets the Premises or requests the consent of Landlord to any assignment, subletting or other modification of this Lease, or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, whether or not Landlord shall grant consent thereto, then Tenant shall, concurrent with Tenant’s submission of any written request therefor, pay to Landlord (a) the non-refundable sum of $500.00 as reasonable consideration for Landlord’s considering and processing the applicable request, plus (b) the amount of reasonably estimated by Landlord as its anticipated legal fees to be incurred by Landlord in connection therewith, not to exceed $500.00 except in the event Tenant requests material modifications to Landlord’s customary consent form documents (provided the same are commercially reasonable), in which case there shall be no limit on attorney fees incurred as long as such fees are reasonable.

Section 11.8. Successors and Assigns. Subject to the provisions contained herein, the covenants and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, their respective successors and assigns and all persons claiming by, through or under them.

Section 11.9. Permitted Subleases. Notwithstanding anything to the contrary contained in this Lease but subject to the terms of this Section 11.9, Landlord agrees that Tenant may enter into certain subleases with professional individuals or entities consistent with the tenancies found in Class A high rise office buildings in the Encino area without the prior written consent of Landlord but upon ten (10) business days’ prior written notice to Landlord (“Permitted Subleases”). Permitted Subleases when combined with all other subleases entered into by Tenant, shall (a) cover in the aggregate no more than twenty-five percent (25%) of the Usable Area of the Premises; (b) be memorialized in a commercially reasonable form of sublease; and (c) not require the erection of demising walls or any other structural improvements or any separate Premises entry. Tenant shall provide Landlord with true, complete and correct copies of all fully-executed Permitted Subleases prior to the date Tenant’s proposed sublessee takes occupancy pursuant thereto. It is expressly understood and agreed that, with respect to a Permitted Sublease satisfying the criteria set forth above inclusive, Landlord shall not be entitled to any “Net Rental Profit” under Section 11.4, above, and Landlord shall not charge Tenant with an administrative fee or legal costs incurred with respect to processing Landlord’s consent under Section 11.7.

ARTICLE 12

MAINTENANCE, REPAIRS, DAMAGE, DESTRUCTION, RENOVATION

AND/OR ALTERATION

Section 12.1. Tenant’s Obligation to Maintain. Tenant shall, at Tenant’s sole expense, maintain the Premises in good order and repair, and shall also keep clean any portion of the Premises which Landlord is not obligated to clean. Pursuant to the provisions of this Lease, such maintenance and repair obligations shall include the maintenance, clean-out; repair and/or replacement of Tenant’s garbage disposal(s), Instant-Heat or other hot or cold water producing, conducting or dispensing equipment, if any, and any plumbing fixtures within the Premises (including, without limitation, any dishwashers or other appliances, water dispensers, water filters, ice-makers refrigeration devices), and the cleaning and removal of any dishes and/or food prior to the same becoming unsanitary. Tenant shall not be responsible for the maintenance, clean-out, repair and/or replacement of any matter or thing which resides outside of the limits of the Premises unless the same is caused by Tenant’s failure to maintain, clean-out, repair and/or replace some matter of thing which resides within the limits of the Premises and for which Tenant is responsible hereunder. Except to the extent caused by Landlord’s gross negligence or willful misconduct, Tenant shall be responsible for repair of any leaks or other water migration from any plumbing fixtures located in the Premises, and shall be liable for any damage caused thereby to any Common Areas or other tenants’ premises. If Tenant becomes obligated to repair anything within the Premises, Tenant shall advise Landlord’s managing agent of such need.

Further, except to the extent caused by Landlord’s gross negligence or willful misconduct, Tenant shall pay the cost of any injury, damage or breakage in, upon or to the Premises created by Tenant’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders.

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Subject to Tenant’s obligation for reimbursement to Landlord, as specified herein, Landlord shall make all repairs to the Premises and the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, the systems and equipment of the Building, the Improvements and the Additional Improvements installed in the Premises and all other portions of the Premises and the Real Property which are required by the provisions of this Lease. However, if such repairs, maintenance or cleaning are required due to Tenant’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders, and are not otherwise covered by insurance required to be maintained by Landlord hereunder, then, Tenant shall, within fifteen (15) business days after receipt of Landlord’s billing therefor, reimburse Landlord, as Additional Rent, for any expense of such repairs, cleaning and/or maintenance in excess of any insurance proceeds available for reimbursement thereof.

Tenant hereby waives all right to make repairs at Landlord’s expense under the provisions of Section 1932(1), 1941 and 1942 of the Civil Code of California.

Section 12.2. Repair Period Notice. Tenant shall give prompt notice to Landlord of Tenant’s actual knowledge of any damage or destruction to all or any part of the Premises or Building resulting from or arising out of any fire, earthquake, or other identifiable event of a sudden, unexpected or unusual nature (individually or collectively a “Casualty”). The time periods specified in this Section 12.2 shall commence after Landlord receives said written notice from Tenant of the occurrence of a Casualty or Landlord otherwise acquires actual knowledge of the Casualty. After receipt of Tenant’s written notice that a Casualty has occurred, or Landlord otherwise acquires actual knowledge that a Casualty has occurred, Landlord shall, within the later of:

a)           sixty (60) days after the date on which Landlord determines the full extent of the damage caused by the Casualty, or

b)           thirty (30) days after Landlord has determined the extent of the insurance proceeds available to effectuate repairs, but

c)           in no event more than one hundred and twenty (120) days after the Casualty,

provide written notice to Tenant indicating the anticipated time period for repairing the Casualty (the “Repair Period Notice”). The Repair Period Notice shall also state, if applicable, Landlord’s election either to repair the Premises, or to terminate this Lease, pursuant to the provisions of Section 12.3, and if Landlord elects to terminate this Lease, Landlord shall use commercially reasonable efforts to provide Tenant with a minimum period of ninety (90) days after Tenant’s receipt of the Repair Period Notice within which to fully vacate the Premises.

Section 12.3. Landlord’s Option to Terminate or Repair. Notwithstanding anything to the contrary contained herein, Landlord shall have the option, but not the obligation to elect not to rebuild or restore the Premises and/or the Building if one or more of the following conditions is present:

a)           repairs to the Premises cannot reasonably be completed within one hundred and eighty (180) days after the date of the Casualty (when such repairs are made without the payment of overtime or other premiums);

b)           repairs required cannot be made pursuant to the then-existing laws or regulations affecting the Premises or Building, or the Building cannot be restored except in a substantially different structural or architectural form than existed before the Casualty;

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c)           the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that all or such large a portion of the insurance proceeds be used to retire the mortgage debt, so that the balance of insurance proceeds remaining available to Landlord for completion of repairs shall be insufficient to repair said damage or destruction;

d)           the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall terminate the mortgage, ground or underlying lease, as the case may be;

e)           provided Landlord has carried the coverage Landlord is required to obtain under Section 19.1 of this Lease, the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies;

f)           more than thirty-three and one-third percent (33 1/3%) of the Building is damaged or destroyed, whether or not the Premises is affected, provided that Landlord elects to terminate all other leases for offices of a similar size in the Building.

If Landlord elects not to complete repairs to the Building or Premises, pursuant to this Section 12.3, Landlord’s election to terminate this Lease shall be stated in the Repair Period Notice, in which event this Lease shall cease and terminate as of the date contained in Landlord’s Repair Period Notice.

If one hundred percent of the Building is damaged or destroyed, as certified by an independent building inspector, this Lease shall automatically terminate after Tenant’s receipt of written notice of such termination from Landlord, and without action beyond the giving of such notice being required by either Landlord or Tenant.

Upon any termination of this Lease pursuant to this Section 12.3, Tenant shall pay its prorata share of Fixed Monthly Rent and Additional Rent, properly apportioned up to the date of such termination, reduced by any abatement of Rent to which Tenant is entitled under Section 12.5; after which both Landlord and Tenant shall thereafter be freed and discharged of all further obligations under this Lease, except for those obligations which by their provisions specifically survive the expiration or earlier termination of the Term. In the event that Landlord elects to so terminate this Lease, Tenant shall be provided with a minimum of ninety (90) days within which to vacate the Premises, subject to any public safety restrictions or requirements imposed as a result of the Casualty, either by Landlord acting prudently and in good faith, or as may be required by applicable law.

Section 12.4. Tenant’s Option to Terminate. If:

a)           the Repair Period Notice provided by Landlord indicates that the anticipated period for repairing the Casualty exceeds one hundred and eighty (180) days after the Casualty (the “Repair Period”), or

b)           the Casualty to the Premises occurs during the last twelve (12) months of the Term;

then Tenant shall have the option, but not the obligation, to terminate this Lease by providing written notice (“Tenant’s Termination Notice”) to Landlord within thirty (30) days after the Casualty in the case of 12.4 (a); or within thirty (30) days after receiving the End of Term Notice, in the case of Section 12.4 (b). Furthermore, if (i) Landlord does not complete the repairs required within the Repair Period, and (ii) has not diligently commenced and continued to prosecute to completion repair of the damage and/or destruction caused by the Casualty, and (iii) has not completed the repairs thereafter on or before the date which is thirty (30) days after the expiration of the Repair Period, then Tenant shall also have the option, but not the obligation, to terminate this Lease by giving Landlord written notice of its intention to so terminate, which notice shall be given not more than forty-five (45) days after expiration of the Repair Period. In the event that Landlord elects to so terminate this Lease, Tenant shall be provided with a minimum of ninety (90) days within which to vacate the Premises, subject to any public safety restrictions or requirements imposed as a result of the Casualty, either by Landlord acting prudently and in good faith, or as may be required by applicable law.

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Tenant’s failure to provide Landlord with Tenant’s Termination Notice within the time periods specified hereinabove shall be deemed conclusive evidence that Tenant has waived its option to terminate this Lease.

Section 12.5. Temporary Space and/or Rent Abatement During Repairs or Renovation. During the Repair Period or during any such period that Landlord completes Work (as defined hereinbelow) or Renovations (as defined in Section 12.11 hereinbelow), if available, and if requested by Tenant, Landlord shall make available to Tenant other space in the Building which, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business. However, if such temporary space is smaller than the Premises, Tenant shall pay Fixed Monthly Rent and Additional Rent for the temporary space based upon the calculated rate per rentable square foot payable hereunder for the Premises, times the number of rentable square feet available for Tenant’s use in the temporary space. If the Casualty is a result of the gross negligence or willful misconduct of Landlord or a Landlord Party, then Landlord shall pay for any and all of Tenant’s reasonable expenses incurred in moving into the temporary space.

If no temporary space is available that is reasonably satisfactory to Tenant, and any part of the Premises is rendered untenantable by reason of such Casualty, Work or Renovation; and further provided that the Casualty was not the result of the gross negligence or willful misconduct of any Tenant Party, then to the extent that all or said portion of the usable area of the Premises is so rendered untenantable by reason of such Casualty, Work or Renovation, Tenant shall be provided with a proportionate abatement of Fixed Monthly Rent and Additional Rent. Said proportional abatement shall be based on the Usable Area of the Premises that cannot and is not actually used by Tenant, divided by the total Usable Area of the Premises. That proportional abatement, if any, shall be provided during the period beginning on the later of:

a)           the date of the Casualty; or

b)           the actual date on which Tenant ceases to conduct Tenant’s normal business operations in all or any portion of the Premises,

and shall end on the date Landlord achieves substantial completion of restoration of the Premises. Tenant’s acceptance of said abatement of Rent shall be deemed Tenant’s waiver of any further claim or right of future claim for any loss or damage asserted by Tenant arising out of the Casualty Repair, Work or Renovation, as the case may be.

Section 12.6. Tenant’s Waiver of Consequential Damages. Subject to Section 12.4, the provisions contained in Section 12.5 are Tenant’s sole remedy arising out of any Casualty. Landlord shall not be liable to Tenant or any other person or entity for any direct, indirect, or consequential damages (including but not limited to lost profits of Tenant or loss of or interference with Tenant’s business), due to, arising out of, or as a result of the Casualty.

In no event shall any Landlord Party be liable for any inconvenience or annoyance to Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders, or for injury to the business of Tenant resulting in any way from such Casualty, or from Landlord’s undertaking of repairs as a result of such Casualty.

Section 12.7. Repair of the Premises. If the cost of repair of any Casualty is covered under one or more of the insurance policies Landlord is required herein to provide, then, Landlord shall restore the base core and shell of the Premises to its condition prior to the Casualty and repair and/or replace the improvements previously installed in the Premises.

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If Landlord has elected to complete repairs to the Premises, and has not elected to terminate this Lease, as specified in Section 12.3, then Landlord shall diligently complete such repairs within the Repair Period in a manner so as to minimize unreasonable interference with Tenant’s access to or use or occupancy of that portion of the Premises remaining unaffected by the Casualty. Provided Landlord has elected to make the repairs required hereunder, this Lease shall not be void or voidable during the Repair Period, nor shall Landlord be deemed to have constructively evicted Tenant thereby.

Section 12.8. Waiver. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any successor or other law of like import.

Section 12.9. Repair of the Building. Except as specified hereinabove, unless Landlord terminates this Lease as permitted hereinabove, Landlord shall repair the Building, parking structure or other supporting structures and facilities within two hundred and seventy (270) days after Landlord becomes aware of the damage and/or destruction.

Section 12.10. Government-Required Repairs. If, during the Term, standard annual or biannual inspections or any other inspections to which the Building may generally be subject are conducted by any governmental authority (collectively, the “Inspections”) or any testing, repairs and/or reconstruction are required by any governmental authority (collectively, together with the Inspections, the “Work”), or if, upon the recommendation of its engineers, Landlord independently elects to undertake all or any portion of the Work prior to being required to do so by such governmental authority, Landlord shall give notice thereof to Tenant and shall use its commercially reasonable efforts not to unreasonably interfere with Tenant’s access to or use or occupancy of the Premises while completing the Work. Notwithstanding any contrary provision of this Lease (including, without limitation, the provisions of Article 8), Tenant expressly acknowledges and agrees that (i) Landlord shall have the right to shut down the electrical current and other services to Building and/or the Premises in connection with the Inspections, and (ii) Tenant shall not be entitled to any abatement of Rent (or any other damages of any kind whatsoever) in connection therewith. Tenant shall cooperate fully with Landlord in connection with the Work and, upon the prior written request of Landlord, shall make the Premises available for completion of the Work. Tenant agrees that Landlord shall allocate all costs associated with completion of the Work to the Building’s Operating Expenses, when permitted to under the provisions of Section 4.1 of this Lease.

If Landlord elects to undertake the Work during the Term, (other than the Inspections), then, subject to and in accordance with Section 12.5 hereinabove, Tenant shall be entitled to an abatement of rent, and Landlord shall be completely responsible for repair of any damage to the Premises and all costs associated with the removal, moving and/or storage of Tenant’s furniture, artwork, office equipment and files. Landlord will restore any and all areas damaged by completion of the Work to their previous quality and pay all clean-up costs. Landlord further agrees that it shall use commercially reasonable efforts to see that all construction, such as core drilling shall, insofar as is reasonably possible, be performed between the hours of 7:00 p.m. to 7:00 a.m. Monday through Friday; after 1:00 p.m. on Saturdays and/or at any time on Sundays.

Subject to the express provisions of Section 8.9 in the event of an Abatement Event, Tenant shall not have the right to terminate this Lease as a result of Landlord undertaking the Work, nor shall Tenant or any third party claiming under Tenant be entitled to make any claim against Landlord for any interruption, interference or disruption of Tenant’s business or loss of profits therefrom as a result of the Work, and Tenant hereby releases Landlord from any claim which Tenant may have against Landlord arising from or relating to, directly or indirectly, the performance of the Work by Landlord.

Section 12.11. Optional Landlord Renovation. It is specifically understood and agreed that Landlord has no obligation to alter, remodel, improve, renovate or decorate the Premises, Building, or Real Property, or any part thereof and that, except as expressly set forth in this Lease, Landlord has made no representations and/or warranties to Tenant respecting the condition of the Premises, the Building, or the Real Property including, without limitation, any representation or warranty regarding any upgrades or other improvements to any Common Areas of the Building or Real Property.

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However, at any time and from time to time during the Term, Landlord may elect, in Landlord’s sole discretion, to otherwise renovate, improve, alter or modify elements of the Real Property, the Building and/or the Premises in keeping with a first-class office project in the Encino area (collectively, “Renovations”) including without limitation, the parking facilities, Common Areas, systems, equipment, roof, and structural portions of the same, which Renovations may include, without limitation:

a)           modifying the Common Areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions and building safety and security, and

b)           installing new carpeting, lighting and wall covering in the Building Common Areas.

In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in or about the Building, limit or eliminate access to portions of the Building, Common Areas or parking facilities serving the Building, or perform other work in or about the Building, or the Real Property, which work may create noise, dust or debris that remains in the Building or the Real Property.

Upon reasonable prior notice to Tenant, Landlord shall have the right to access through the Premises as well as the right to take into and upon and through all or any part of the Premises, or any other part of the Building, all materials that may reasonably be required to make such repairs, alterations, decorating, additions or improvements pursuant to the provisions of this Section 12.11, provided that no such access or use shall unreasonably interfere with Tenant’s business or Tenant’s use or occupancy of, or access to, the Premises, the Building and the parking facilities. So long as Tenant continues to have reasonable access to the Premises, the Building and the parking facilities in a manner and quality customary for first-class office buildings in the Encino area, Landlord shall also have the right, in the course of the Renovations, to close entrances, doors, corridors, elevators, or other building facilities, or temporarily to abate the operation of such facilities.

So long as Tenant is not required to vacate the Premises for any reason arising out of the Renovations, and continues to have reasonable access to the Premises, the Building and the parking facilities in a manner and quality customary for first-class office buildings in the Encino area, Tenant shall permit all of the Renovations to be done, without claiming Landlord is guilty of the constructive eviction or disturbance of Tenant’s use and possession.

Landlord shall not be liable to Tenant in any manner (except as expressly provided in the event of an Abatement Event set forth in Section 8.9 and otherwise in this Lease), whether for abatement of any Rent or other charge, reimbursement of any expense, injury, loss or damage to Tenant’s property, business, or any person claiming by or under Tenant, by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant resulting from any Renovations done in or about the Premises or the Building or to any adjacent or nearby building, land, street or alley, except as set forth in this Lease. However, Landlord agrees that the Renovations shall be scheduled insofar as is commercially reasonable to permit Tenant to continue its normal business operations, with advance notice thereof, and in such commercially reasonable manner so as to minimize Tenant’s inconvenience and that Landlord shall be responsible to repair any damage to the Premises occasioned thereby.

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Section 12.12. Optional Tenant Changes During the Term. After completion of the Improvements contemplated hereunder, if any, Tenant shall make no alteration, change, addition, removal, demolition, improvement, repair or replacement in, on, upon, to or about the Premises, or at any time to any portion of the Building (collectively or individually a “Tenant Change”), without the prior written consent of Landlord, which consent shall be granted or withheld in Landlord’s reasonable discretion. Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent but upon ten (10) business days prior notice to Landlord and in compliance with Exhibit B-1, to make strictly cosmetic, non-structural alterations (such as new paint and carpet and minor changes to millwork) (“Cosmetic Alterations”) to the Premises that: (i) are equal to or better than the minimum Building standards and specifications to the Premises; and do not (ii) affect the exterior appearance of the Building; (iii) affect the Building systems and/or the Building structure; or (iv) interfere unreasonably with another occupant’s normal and customary business. Except as otherwise specified in Article 7, any Tenant Change shall, at the termination of this Lease, become a part of the Building and belong to Landlord, pursuant to the provisions of Article 7. Any application for Landlord’s consent to a Tenant Change, and the completion thereof, shall be in conformance with the provisions of Exhibit B-1, attached hereto and made a part hereof by reference.

Tenant shall not knowingly permit Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to deface the walls, floors and/or ceilings of the Premises, nor mark, drive nails, screws or drill holes into, paint, or in any way mar any surface in the Building. Notwithstanding the above, Tenant is hereby permitted to install such pictures, certificates, licenses, artwork, bulletin boards and similar items as are normally used in Tenant’s business, so long as such installation is carefully attached to the walls by Tenant in a manner reasonably prescribed by Landlord.

If Tenant desires, as a part of any Tenant Change, to make any revisions whatsoever to the electrical, HVAC, mechanical, life-safety, plumbing, or structural systems of the Building or Premises, such revisions, if approved by Landlord, must be completed by subcontractors specified by Landlord and in the manner and location(s) reasonably prescribed by Landlord. If Tenant desires to install any telephone outlets, the same shall be installed in the manner and location(s) reasonably prescribed by Landlord.

If Landlord consents to any requested Tenant Change, Tenant shall give Landlord a minimum of fifteen (15) business days’ written notice prior to commencement thereof. Landlord reserves the option, but not the obligation, to enter upon the Premises for the purpose of posting and maintaining such notices on the Premises as may be reasonably necessary to protect Landlord against mechanic's liens, material man’s liens or other liens, and/or for posting any other notices that may be proper and necessary in connection with Tenant’s completion of the Tenant Change.

If any alterations, additions or improvements made by Tenant result in Landlord being required to make any alterations to other portions of the Building in order to comply with any applicable statutes, ordinances or regulations (e.g., “handicap ordinances”) then Tenant shall reimburse Landlord upon demand for all reasonable costs and expenses incurred by Landlord in making such alterations. In addition, Tenant shall reimburse Landlord (up to a maximum of one thousand dollars ($1,000.00) for any and all of Landlord’s out of pocket costs incurred in reviewing Tenant’s plans for any Tenant Change or for any other “peer review” work associated with Landlord’s review of Tenant’s plans for any Tenant Change, including, without limitation, Landlord’s reasonable out of pocket costs incurred in engaging any third party engineers, contractors, consultants or design specialists. Tenant shall pay such costs to Landlord within five (5) business days after Landlord’s delivery to Tenant of a copy of the invoice(s) for such work.

Section 12.13. Express Agreement. The provisions of this Lease, including those contained in this Article 12, constitute an express agreement between Landlord and Tenant that applies in the event of any Casualty to the Premises, Building or Real Property. Tenant, therefore, fully waives the provisions of any statute or regulations, including California Civil Code Sections 1932(2) and 1933(4), and any other law or statute which purports to govern the rights or obligations of Landlord and Tenant concerning a Casualty in the absence of express agreement. Tenant and Landlord expressly agree and accept that any successor or other law of like import shall have no application hereunder.

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ARTICLE 13

CONDEMNATION

Section 13.1. Condemnation of the Premises. If more than twenty-five percent (25%) of the Premises is lawfully condemned or taken in any manner for any public or quasi-public use, or if any portion of the Building is condemned or taken in such a manner that Tenant is reasonably prevented from obtaining access to the Building or the Premises, this Lease may, within ten (10) business days of such taking, be terminated at the option of either Landlord or Tenant by one party giving the other thirty (30) days’ prior written notice of its intent to do so. If either Landlord or Tenant provides the other party with such written notice of termination, the Term and estate hereby granted shall forthwith cease and terminate as of the earlier of the date of vesting of title in such condemnation or taking or the date of taking of possession by the condemning authority. In such instance, Tenant shall be provided with a minimum of ninety (90) days following either party’s receipt of such notice from the other party within which to vacate the Premises, subject to any public safety restrictions or requirements imposed by the condemning authority.

If less than twenty-five percent (25%) of the Premises is so condemned or taken, then the term and estate hereby granted with respect to such part shall forthwith cease and terminate as of the earlier of the date of vesting of title in such condemnation or taking or the date of taking of possession by the condemning authority, and the Fixed Monthly Rent payable hereunder (and Additional Rent payable pursuant to Articles 3 or 4) shall be abated on a prorated basis, by dividing the total number of usable square feet so taken by the total number of usable square feet contained in the Premises, then multiplying said percentage on a monthly basis, continuing from the date of such vesting of title to the date specified in this Lease for the expiration of the Term hereof; provided, however, that if Tenant cannot conduct its normal business operations from the remaining portion of the Premises, Tenant shall have the right to terminate this Lease upon notice to Landlord, and in the event that Tenant elects to so terminate the Lease, Tenant shall be provided with a minimum of ninety (90) days following Landlord’s receipt of such notice from Tenant within which to vacate the Premises, subject to any public safety restrictions or requirements imposed by the condemning authority..

Section 13.2. Condemnation of the Building. If less than twenty-five percent (25%) of the Building is so condemned or taken, and Tenant has not terminated the Lease in accordance with the provisions of this Article 13, then Landlord shall, to the extent of the proceeds of the condemnation payable to Landlord and with reasonable diligence, restore the remaining portion of the Building as nearly as practicable to its condition prior to such condemnation or taking; except that, if such proceeds constitute less than ninety percent (90%) of Landlord’s estimate of the cost of rebuilding or restoration, then Landlord may terminate this Lease after giving a minimum of ninety (90) days’ prior written notice to Tenant.

If more than twenty-five percent (25%) of the Building is so condemned or taken, but the Premises are unaffected thereby, then Landlord shall have the option but not the obligation, which election shall be in Landlord’s sole discretion, to terminate this Lease, effective the earlier of the date of vesting of title in such condemnation or the date Landlord delivers actual possession of the Building and Premises to the condemning authority, which election by Landlord shall be provided to Tenant in writing.

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Section 13.3. Award. If any condemnation or taking of all or a part of the Building takes place, Tenant shall be entitled to join in any action claiming compensation therefore, and Landlord shall be entitled to receive that portion of the award made for the value of the Building, Premises, leasehold improvements made or reimbursed by Landlord, or bonus value of this Lease, and Tenant shall only be entitled to receive any award made for the value of the estate vested by this Lease in Tenant, including Tenant’s proximate damages to Tenant’s business, reasonable relocation expenses and any other damages to which Tenant may be entitled under applicable law. Nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant’s property or for moving to a new location.

Section 13.4. Condemnation for a Limited Period. Notwithstanding the provisions of Section 13.1, 13.2 or 13.3, except during the final twelve (12) months of the Term, if all or any portion of the Premises are condemned or taken for governmental occupancy for a limited period (i.e., anticipated to be no longer than sixty (60) days), then this Lease shall not terminate; there shall be no abatement of Fixed Monthly Rent or Additional Rent payable hereunder; and Tenant shall be entitled to receive the entire award therefor (whether paid as damages, rent or otherwise).

If, during the final twelve (12) months of the Term, all or any portion of the Premises are condemned or taken for governmental occupancy for a limited period anticipated to be in excess of sixty (60) days, or for a period extended after the expiration of the initial Term, Tenant shall have the option, but not the obligation, to terminate this Lease, in which case, Landlord shall be entitled to such part of such award as shall be properly allocable to the cost of restoration of the Premises, and the balance of such award shall be apportioned between Landlord and Tenant as of the date of such termination. In the event Tenant elects to terminate this Lease under this paragraph, then Tenant shall have ninety (90) days after Landlord’s receipt of Tenant’s notice that it has elected to terminate this Lease within which to vacate the Premises.

If the termination of such governmental occupancy is prior to expiration of this Lease, and Tenant has not elected to terminate this Lease, Tenant shall, upon receipt thereof and to the extent an award has been made, restore the Premises as nearly as possible to the condition in which they were prior to the condemnation or taking.

Section 13.5. Notice of Condemnation. Upon learning that all or any portion of the Premises, the Building and/or the Common Area may be condemned or taken in any manner for any public or quasi-public use, Landlord shall provide Tenant with notice thereof.

ARTICLE 14

MORTGAGE SUBORDINATION; ATTORNMENT AND MODIFICATION OF LEASE

Section 14.1. Subordination. This Lease, the Term and estate hereby granted, are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect Landlord’s interest in the real property, Building, parking facilities, Common Areas or portions thereof and/or the land thereunder (an “underlying mortgage”), regardless of the interest rate, the terms of repayment, the use of the proceeds or any other provision of any such mortgage. Tenant shall from time to time execute and deliver such instruments as Landlord or the holder of any such mortgage may reasonably request to confirm the subordination provided in this Section 14.1. Within sixty (60) days after Landlord’s execution of this Lease, Landlord shall obtain and deliver to Tenant an executed non-disturbance agreement from Bank of America, NA (as Administrative Agent), which is the beneficiary of the sole deed of trust encumbering the Real Property as of the date of this Lease (the “Lender”) on Lender’s standard form, with such reasonable modifications to such form as may be negotiated by Tenant and the Lender (the “SNDA”), it being expressly understood and agreed that Landlord shall have no liability to Tenant in the event the Lender elects not to make any changes to its form of SNDA. Tenant shall pay to Landlord, within thirty (30) days following Tenant’s receipt of Landlord’s billing, the reasonable out-of-pocket attorney’s fees and costs incurred by Lender in connection with negotiating the SNDA and any administrative fees and costs.   Landlord’s delivery to Tenant of commercially reasonable non-disturbance agreement(s) in favor of Tenant form any ground lessors or mortgage holders of Landlord who come into existence following the date hereof but prior to the expiration of the Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to be bound by the terms and conditions of this Article 14.

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Section 14.2. Attornment. Tenant confirms that if by reason of a default under an underlying mortgage the interest of Landlord in the Premises is terminated, provided Tenant is granted in writing continued quiet enjoyment of the Premises pursuant to the terms and provisions of this Lease, Tenant shall attorn to the holder of the reversionary interest in the Premises and shall recognize such holder as Tenant’s landlord under this Lease, but in no event shall such holder be bound by any payment of Rent paid more than one month in advance of the date due under this Lease. Tenant shall, within fifteen (15) business days after its receipt of a written request therefor, execute and deliver, at any time and from time to time, upon the request of Landlord or of the holder of an underlying mortgage any instrument which may be necessary or appropriate to evidence such attornment.

Section 14.3. Modification of Lease; Notice of Default. If any current or prospective mortgagee or ground lessor for the Building requires a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way adversely change the rights and obligations of Tenant hereunder, then in such event, Tenant agrees that this Lease may be so modified. Tenant agrees to execute and deliver to Landlord within fifteen (15) business days following its receipt of a written request therefor whatever commercially reasonable documents are required to effectuate said modification. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Term, Tenant agrees to execute and deliver to Landlord such short form of Lease within fifteen (15) business days following its receipt of a written request therefor. Further, Tenant shall give written notice of any default by Landlord under this Lease to any mortgagee and ground lessor of the Building of which Tenant has been notified in writing by Landlord and shall afford such mortgagee and ground lessor a reasonable opportunity to cure such default prior to exercising any remedy under this Lease, which cure period shall equal the cure period granted to Landlord under the Lease.

ARTICLE 15

ESTOPPEL CERTIFICATES

Section 15.1. Estoppel Certificates. Tenant shall, within fifteen (15) business days after receipt of Landlord’s written request therefor, execute, acknowledge and deliver to Landlord an Estoppel Certificate, which may be conclusively relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust covering the Building or any part thereof. Said Estoppel Certificate shall certify the following:

a)           that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification);

b)           the date, if any, to which rental and other sums payable hereunder have been paid;

c)           that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate;

d)           that Landlord is not in default under this Lease or, if so, specifying such default; and

e)           such other factual matters as may be reasonably requested by Landlord.

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Tenant’s failure to deliver the Estoppel Certificate within five (5) business days following receipt of the Landlord’s second (2nd) written request therefor shall entitle Landlord and any party relying on such certificate to conclusively presume that the facts contained in such certificate are true and correct.

ARTICLE 16

NOTICES

Section 16.1. Notices. Any notice, consent, approval, agreement, certification, request, bill, demand, statement, acceptance or other communication hereunder (a “notice”) shall be in writing and shall be considered duly given or furnished when delivered personally or by messenger or overnight delivery service, with signature evidencing such delivery to the addresses specified for Landlord and Tenant set forth in the Basic Lease Information; or to such other address or addressee as either party may designate by a written notice given pursuant hereto.

If Tenant fails to provide another valid address, other than the Premises, upon which service to Tenant can be perfected, then Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and if no person shall be in charge of or occupy the same, then such service may be made by attaching the same to the main entrance of the Premises.

ARTICLE 17

DEFAULT AND LANDLORD’S OPTION TO CURE

Section 17.1. Tenant’s Default. For the purposes of this Section 17.1, if the term “Tenant”, as used in this Lease, refers to more than one person, then, such term shall be deemed to include all of such persons or any one of them; if any of the obligations of Tenant under this Lease are guaranteed, the term “Tenant”, as used in Section 17.1(e) and Section 17.1(f), shall be deemed to also include the guarantor or, if there is more than one guarantor, all or any one of them; and if this Lease has been assigned, the term “Tenant”, as used in Sections 17.1 (a) through (h), inclusive, shall be deemed to include the assignee and assignor, jointly and severally, unless Landlord shall have, in connection with such assignment, previously released the assignor from any further liability under this Lease, in which event the term “Tenant”, as used in said subparagraphs, shall not include the assignor that was previously released.

Tenant’s continued occupancy and quiet enjoyment of the Premises and this Lease and the covenants and estate hereby granted are subject to the limitation that:

a)           if Tenant fails to make any payment of Fixed Monthly Rent or Additional Rent within three (3) business days following Tenant’s receipt of notice from Landlord that any such amount is due and unpaid; or

b)           if Tenant abandons or vacates the Premises for a period in excess of fifteen (15) business days and concurrently discontinues the payment of Rent; or

c)           if Tenant defaults in the keeping, observance or performance of any covenant or agreement set forth in Sections 6.1, 6.2, or 19.3, and if such default continues and is not cured by Tenant before the expiration of Landlord’s written 3-Day Notice to Cure or Quit; or

d)           if Tenant defaults in the keeping, observance or performance of any covenant or agreement including any provisions of the rules and regulations established by Landlord (other than a default of the character referred to in Sections 17.1 (a), (b) or (c)), and if such default continues and is not cured by Tenant within thirty (30) days after Tenant’s receipt of notice from Landlord specifying the same, or, in the case of such a default which for causes beyond Tenant’s reasonable control (including occupancy of a sublessee) cannot with due diligence be cured within such period of thirty (30) days after Tenant’s receipt of notice from Landlord specifying the same, if Tenant:

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i)           does not, promptly upon Tenant’s receipt of such notice, advise Landlord of Tenant’s intention duly to institute all steps necessary to cure such default; or

ii)         does not duly institute and thereafter diligently prosecute to completion all steps (including, if appropriate, legal proceedings against a defaulting sublessee) necessary to cure the same; or

e)           intentionally omitted; or

f)           if Tenant:

i)           applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, which is not discharged within thirty (30) days;

ii)          admits in writing its inability, or is generally unable, to pay its debts as such debts become due;

iii)         makes a general assignment for the benefit of its creditors;

iv)          commences a voluntary case under federal bankruptcy laws (as now or hereafter in effect), which is not discharged within thirty (30) days;

v)           files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, which is not discharged within thirty (30) days;

vi)          fails to controvert in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary case under such bankruptcy laws, which is not discharged within thirty (30) days;

vii)        takes any action for the purpose of effecting any of the foregoing, which is not discharged within thirty (30) days; or

g)           if a proceeding or case is commenced, without the application or consent of Tenant, in any court of competent jurisdiction, seeking:

i)           the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of Tenant; or

ii)          the appointment of a trustee, receiver, custodian, liquidator or the like of Tenant or of all or a substantial part of its assets; or

iii)         similar relief with respect of Tenant under any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days, or an order for relief against Tenant shall be entered in an involuntary case under such bankruptcy laws; or

h)           if Tenant fails to take possession of and move into the Premises within fifteen (15) business days after Landlord tenders the same in writing to Tenant (provided that Landlord has the right to tender such possession), unless Tenant acknowledges and accepts the Commencement Date as occurring within such fifteen (15) business day time period, and pays Rent thereon from such Commencement Date;

then, in any or each such event, Tenant shall be deemed to have committed a material default under this Lease.

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Section 17.2. Landlord’s Option to Cure Tenant’s Default. If Tenant enters into a default under this Lease, and such default continues past any applicable notice and cure period, in lieu of Landlord’s issuance of a written notice, as specified hereinbelow, Landlord may cure the same at the sole expense of Tenant:

a)           immediately and without notice in the case of emergency; if said default is specified in Sections 17.1 (a), (b) or (c), or if such default unreasonably interferes with the use by any other tenant of the Building; with the efficient operation of the Building; or will result in a violation of law or in a cancellation of any insurance policy maintained by Landlord, and

b)           after the expiration of Landlord’s 3-Day Notice of Intent to Cure, in the case of any default other than those specified in Section 17.2 (a) hereinabove.

Within fifteen (15) business days after receiving a statement from Landlord, Tenant shall pay to Landlord the amount of the expense reasonably incurred by Landlord in performing Tenant’s obligation. If Tenant fails to pay such amount to Landlord within the specified time period, Landlord may (in addition to any other remedies of Landlord under this Lease or applicable law) deduct the amount due from the Security Deposit under Section 3.7.

Section 17.3. Landlord’s Option to Terminate this Lease. In addition to any other remedies Landlord may have at law or in equity, if Tenant remains in default after notice and the lapse of any applicable cure period, Landlord shall be entitled to give to Tenant a written notice of intention to terminate this Lease at the expiration of three (3) business days from the date of the giving of such notice, and if such notice is given by Landlord, and Tenant fails to cure the defaults specified therein, then this Lease and the Term and estate hereby granted (whether or not the Commencement Date has already occurred) shall terminate upon the expiration of such three (3) business day period (a “Default Termination”), with the same effect as if the last of such three (3) business days were the Termination Date, except that Tenant shall remain liable for damages as provided hereinbelow or pursuant to law.

Section 17.4. Certain Payments. Bills for all reasonable costs and expenses incurred by Landlord in connection with any performance by it under Section 17.2 shall be payable, as Additional Rent, pursuant to the provisions of Section 4.3.

Section 17.5. Certain Waivers. Unless Tenant has submitted documentation that it validly disputes Landlord’s billing for Fixed Monthly Rent hereunder, or is completing an audit of Landlord’s Operating Expense Statement, if Tenant is in default in payment of Fixed Monthly Rent or Additional Rent hereunder, Tenant waives the right to designate the items against which any payments made by Tenant are to be credited. In lieu thereof, Landlord may apply any payments received from Tenant to the then-oldest billing remaining unpaid on Tenant’s rental account or to any other payment due from Tenant, as Landlord sees fit.

Section 17.6. Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless:

a)           in the event such default is with respect to the payment of money, Landlord fails to pay such unpaid amounts within five (5) business days of written notice from Tenant that the same was not paid when due, or

b)           in the event such default is other than the obligation to pay money, Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) days period and thereafter diligently pursue the same to completion within a reasonable time period.

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Notwithstanding the provisions of subsection (b), in the event such default results in the material impairment of Tenant’s access to and use of the Premises or results in an emergency situation, Landlord shall use commercially reasonable efforts to promptly remedy such default.

Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

ARTICLE 18

DAMAGES; REMEDIES; RE-ENTRY BY LANDLORD; ETC.

Section 18.1. Damages. If Landlord terminates this Lease, pursuant to the provisions of Section 17.3 (a “Default Termination”), then Landlord may recover from Tenant the total of:

a)           the worth at the time of award of the unpaid Fixed Monthly Rent and Additional Rent earned to the date of such Default Termination; and

b)           the worth at the time of award of the amount by which the unpaid Fixed Monthly Rent and Additional Rent which would have been earned after the date of such Default Termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

c)           the worth at the time of award of the amount by which the unpaid Fixed Monthly Rent and Additional Rent which would have been earned for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

d)           any other amount reasonably necessary to compensate Landlord for all of the detriment proximately caused by Tenant’s failure to observe or perform any of its covenants and agreements under this Lease or which in the ordinary course of events would be likely to result therefrom, including, without limitation, the payment of the reasonable expenses incurred or paid by Landlord in re-entering and securing possession of the Premises and in the reletting thereof (including, without limitation, altering and preparing the Premises for new tenants and brokers' commission); and

e)           at Landlord’s sole election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable California laws.

Section 18.2. Computations: The “worth at the time of award” is computed:

a)           in paragraphs (a) and (b) above, by allowing interest at the rate of ten percent (10%) per annum (but in no event in excess of the maximum rate permitted by law); and

b)           in paragraph (c) above, by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

c)           For purposes of computing unpaid rental which would have accrued and become payable under this Lease, unpaid rental shall consist of the sum of:

i)           the total Fixed Monthly Rent for the balance of the Term, plus

ii)          a computation of Tenant’s Share of Additional Rent due under this Lease including, without limitation, Tenant’s Share of any increase in Operating Expenses (including real estate taxes) for the balance of the Term. For purposes of computing any increases due Landlord hereunder, Additional Rent for the calendar year of the default and for each future calendar year in the Term shall be assumed to be equal to the Additional Rent for the calendar year prior to the year in which default occurs, compounded at a rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items, 1982-84 equals 100) for the metropolitan area or region of which Los Angeles, California is a part. If such index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

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Section 18.3. Re-Entry by Landlord.

a)           If a Default Termination occurs or any default specified in Sections 17.1 (a) through (g) occurs and continues beyond the period of grace (if any) therefor, Landlord or Landlord’s authorized representatives may re-enter the Premises and remove all persons and all property therefrom, either by summary dispossession proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess and enjoy the Premises. No re-entry or repossession of the Premises by Landlord or its representatives under this Section 18.3 shall be construed as an election to terminate this Lease unless a notice of such election is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. The words “re-enter”, “re-entry” and “re-entering” as used herein are not restricted to their technical legal meanings.

b)           If any default specified in Sections 17.1 (a) through (g) occurs and continues beyond the period of grace (if any) therefor, then if Landlord does not elect to terminate this Lease Landlord may, from time to time and without terminating this Lease, enforce all its rights and remedies under this Lease, including the right to recover the Fixed Monthly Rent and Additional Rent as the same becomes payable by Tenant hereunder.

i)           If Landlord consents thereto, Tenant may sublet the Premises or any part thereof (which consent Landlord agrees will not be unreasonably withheld, conditioned or delayed), subject to Tenant’s compliance with the requirements of Article 11 of this Lease. So long as Landlord is exercising this remedy it will not terminate Tenant’s right to possession of the Premises, but it may engage in the acts permitted by Section 1951.4(c) of the California Civil Code.

c)           If Tenant abandons the Premises in breach of this Lease, Landlord shall have the right to relet the Premises or any part thereof on such terms and conditions and at such rentals as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs in and to the Premises necessary to reletting. If Landlord so elects to relet, then gross rentals received by Landlord from the reletting shall be applied:

i)           first, to the payment of the reasonable expenses incurred or paid by Landlord in re-entering and securing possession of the Premises and in the reletting thereof (including, without limitation, altering and preparing the Premises for new tenants and brokers' commissions);

ii)         second, to the payment of the Fixed Monthly Rent and Additional Rent payable by Tenant hereunder; and

iii)        third, the remainder, if any, to be retained by Landlord and applied to the payment of future Fixed Monthly Rent and Additional Rent as the same become due.

Should the gross rentals received by Landlord from the reletting be insufficient to pay in full the sums stated in Section 18.3 (a) and (b) hereinabove, Tenant shall, upon demand, pay the deficiency to Landlord.

Section 18.4. Certain Waivers. After Landlord has actually obtained possession of the Premises pursuant to any lawful order of possession granted in a valid court of law, Tenant thereafter waives and surrenders for Tenant, and for all claiming under Tenant, all rights and privileges now or hereafter existing to redeem the Premises (whether by order or judgment of any court or by any legal process or writ); to assert Tenant’s continued right to occupancy of the Premises; or to have a continuance of this Lease for the Term hereof. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossession for nonpayment of rent, and of any successor or other law of like import.

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Section 18.5. Cumulative Remedies. The remedies of Landlord provided for in this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may be lawfully entitled. The exercise by Landlord of any remedy to which it is entitled shall not preclude or hinder the exercise of any other such remedy.

ARTICLE 19

INSURANCE

Section 19.1. Landlord Obligations:

a)           Landlord shall secure and maintain through individual or blanket policies during the Term of this Lease the following insurance:

i)           Commercial general liability and umbrella liability insurance relating to Landlord’s operation of the Building, for personal and bodily injury and death, and damage to other’s property;

ii)          Fire insurance and extended coverage for the full replacement cost of the Building, the parking facilities, the Common Area improvements and any and all improvements installed in, on or upon the Premises and affixed thereto (but excluding Tenant’s fixtures, furnishings, equipment, personal property or other elements of Tenant’s Property), pursuant to the provisions of Section 4.3 of this Lease;

iii)         Such other insurance (including, without limitation, liability insurance, equipment breakdown, business interruption, earthquake and/or flood insurance) as Landlord reasonably elects to obtain or any Lender requires.

b)           Insurance effected by Landlord under this Section 19.1 will be:

i)           In amounts which Landlord from time to time determines sufficient or which any Lender requires; and

ii)          Subject to such deductibles and exclusions as Landlord deems appropriate.

c)           Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that Tenant has no right to receive any proceeds from any insurance policies carried by Landlord.

Section 19.2. Tenant Obligations.

a)           Prior to the earlier of the Commencement Date or Tenant’s anticipated early access date of the Premises and thereafter during the Term of this Lease, Tenant shall secure and maintain, at its own expense throughout the Term of this Lease the following minimum types and amounts of insurance, in form and in companies acceptable to Landlord, insuring Tenant, its employees, agents and designees:

i)           Workers’ Compensation Insurance, the amount and scope of which shall be the amount and scope required by applicable law;

ii)          Employer’s Liability Insurance in amounts equal to the greater of (1) the insurance currently maintained by Tenant, or (2) the following: Bodily Injury by accident - $1,000,000 each accident; Bodily Injury by disease - $1,000,000 policy limit; and Bodily Injury by disease - $1,000,000 each employee;

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iii)         Commercial General Liability and Umbrella Liability Insurance on an occurrence basis, with bodily injury and property damage coverage in an amount equal to a combined single limit of not less than $1,000,000 per occurrence (and $2,000,000 aggregate per location if Tenant has multiple locations); and such insurance shall include the following coverages: (A) Premises and Operations coverage under all coverage parts, if applicable; (B) Products and Completed Operations coverage; (C) Water Damage and Fire Legal Liability; (D) Coverage for liability assumed under this Lease without any limitation endorsements; (E) Personal Injury coverage;

iv)          Intentionally Omitted;

v)           Special form property insurance (which insurance need not include coverage for flood or earthquake) insuring fixtures, glass, equipment, merchandise, inventory and other elements of Tenant’s Property in and all other contents of the Premises. Such insurance shall be in an amount equal to 100% of the replacement value thereof (and Tenant shall re-determine the same as frequently as necessary in order to comply herewith). The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair and/or replace the items so insured; and

vi)          A reasonable and customary policy of business interruption insurance with respect to the operation of Tenant’s business.

b)           All insurance policies maintained to provide the coverages required herein shall:

i)           Be issued by insurance companies authorized to do business in the state in which the leased premises are located, and with companies rated, at a minimum “A- VII” by A.M. Best;

ii)          Be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) as to form, substance and insurer;

iii)         Provide for a deductible only so long as Tenant shall remain liable for payment of any such deductible in the event of any loss;

iv)          Contain appropriate cross-liability endorsements denying Tenant’s insurers the right of subrogation against Landlord as to risks covered by such insurance, without prejudice to any waiver of indemnity provisions applicable to Tenant and any limitation of liability provisions applicable to Landlord hereunder, of which provisions Tenant shall notify all insurance carriers;

v)           Contain provisions for at least ten (10) days advance written notice to Landlord of cancellation due to non-payment and thirty (30) days advance written notice to Landlord of material modification or cancellation for any reason other than non-payment; and

vi)          Stipulate that coverages afforded under such policies are primary insurance as respects Landlord and that any other insurance maintained by Landlord are excess and non-contributing with the insurance required hereunder.

c)           No endorsement limiting or excluding a required coverage is permitted.

d)           Tenant shall deliver to Landlord by no later than the earlier of the Commencement Date or Tenant’s anticipated early access date of the Premises, written evidence of insurance coverages required herein. Tenant shall deliver to Landlord no less than fifteen (15) days prior to the expiration of any required coverage, written evidence of the renewal or replacement of such coverage. Landlord’s failure at any time to object to Tenant’s failure to provide the specified insurance or written evidence thereof (either as to the type or amount of such insurance) shall not be deemed as a waiver of Tenant’s obligations under this Section.

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e)           Landlord shall be named as an additional insured on the Tenant’s policies of General Liability and Umbrella Liability insurance and as a loss payee on the Tenant’s policies of All Risk insurance as their interest may appear. Tenant shall deliver to Landlord the appropriate endorsements evidencing additional insured and loss payee status. Any claim for loss under said insurance policies shall be payable by the insurance carriers notwithstanding any act, omission, negligence, representation, misrepresentation or other conduct or misconduct of Tenant which might otherwise cause cancellation, forfeiture or reduction of such insurance.

f)           The insurance requirements in this Section shall not in any way limit, in either scope or amount, the indemnity obligations separately owed by Tenant to Landlord or by Landlord to Tenant under this Lease.

g)           Nothing herein shall in any manner limit the liability of Tenant for non-performance of its obligations or for loss or damage for which Tenant is responsible. The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder.

h)           Tenant may, at its option, satisfy its insurance obligations hereunder by policies of so-called blanket insurance carried by Tenant provided that the same shall, in all respects, comply with the provisions hereof. In such event, Tenant shall not be deemed to have complied with its obligations hereunder until Tenant shall have obtained and delivered to Landlord a copy of each such policy together with an appropriate endorsement or certificate applicable to and evidencing full compliance with the specific requirements of this Lease (irrespective of any claim which may be made with respect to any other property or liability covered under such policy), and until the same shall have been approved by Landlord in writing.

Section 19.3. Compliance with Building Insurance Requirements. After Tenant takes occupancy of the Premises, Tenant shall not violate or permit in, on or upon the Premises the violation of any condition imposed by such standard fire insurance policies as are normally issued for office buildings in the City or County in which the Building is located. Tenant shall not do, suffer or permit anything to be done, or keep, suffer or permit anything to be kept, in the Premises which would increase the risk ratings or premium calculation factors on the Building or property therein (collectively an “Increased Risk”), or which would result in insurance companies of good standing refusing to insure the Building or any property appurtenant thereto in such amounts and against such risks as Landlord may reasonably determine from time to time are appropriate.

Notwithstanding the above, if additional insurance is available to cover such Increased Risk, Tenant shall not be in default hereunder if:

a)           Tenant authorizes Landlord in writing to obtain such additional insurance; and

b)           prepays the annual cost thereof to Landlord for such additional coverage, as well as the additional costs, if any, of any increase in Landlord’s other insurance premiums resulting from the existence or continuance of such Increased Risk.

Section 19.4. Mutual Waiver of Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of actions against each other, their respective agents, officers and employees, for any loss or damage that may occur to the Premises, Building or Project, or personal property within the Building, regardless of cause or origin, including the negligence of Landlord and Tenant and their respective agents, officers, employees and contractors. Each party agrees to give immediately to its respective insurance company which has issued policies of insurance covering any risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section 19.4, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. If either Landlord or Tenant fails to provide the insurance policy or policies required hereinabove, the waiver of subrogation contained in this Section 19.4 shall no longer inure to the benefit of the party failing to provide such insurance, and the party claiming against such uninsured party shall be entitled to restitution of all damages and expenses suffered and/or claimed, without limitation.

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Section 19.5. Failure to Secure. If at any time during the Term, and after expiration of ten (10) business days’ prior written demand therefore from Landlord, Tenant fails to:

a)           provide Landlord with access to a registered insurance broker of record that can verify Tenant’s compliance with the requirement contained in this Article 19; or

b)           provide documentation reasonably acceptable to Landlord that Tenant has secured and maintained the insurance coverage required hereunder,

then such failure shall be considered a material default under this Lease, and Landlord shall have the option, but not the obligation, without further notice or demand to obtain such insurance on behalf of or as the agent of Tenant and in Tenant’s name.

Tenant shall pay Landlord’s billing for the premiums associated with such insurance policy or policies within five (5) business days after receipt of Landlord’s billing, as well as such other reasonable costs and fees arising out of such default, together with interest on the entire amount so advanced by Landlord, at the rate of ten percent (10%) per annum, computed from the date of such advance. Such advances, if made by Landlord, shall be construed as and considered Additional Rent under this Lease.

ARTICLE 20

MISCELLANEOUS

Section 20.1. Entire Agreement. This Lease, including the exhibits annexed hereto, contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection therewith and neither party and no agent or representative thereof has made or is making, and neither party in executing and delivering this Lease is relying upon, any warranties or representations, except to the extent set forth in this Lease. All understandings and agreements heretofore had between Landlord and Tenant relating to the leasing of the Premises are merged in this Lease, which alone fully and completely expresses their agreement. The Riders (if any) and Exhibits annexed to this Lease and the Construction Agreement are hereby incorporated herein and made a part hereof.

Section 20.2. No Waiver or Modification. The failure of Landlord or Tenant to insist in any instance upon the strict keeping, observance or performance of any covenant or agreement contained in this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or agreement, but the same shall continue and remain in full force and effect. No waiver or modification by either Landlord or Tenant of any covenant or agreement contained in this Lease shall be deemed to have been made unless the same is in writing executed by the party whose rights are being waived or modified. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted in writing by Landlord. The receipt and retention by Landlord, and the payment by Tenant, of Fixed Monthly Rent or Additional Rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach by either Landlord or Tenant. The terms of this Lease may not be modified or amended except by an instrument in writing executed by both Landlord and Tenant.

Section 20.3. Time of the Essence. Time is of the essence of this Lease and of all provisions hereof (including, without limitation, Section 1.1.1).

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Section 20.4. Force Majeure. For the purposes of this Lease, “Force Majeure” shall be defined as any or all prevention, delays or stoppages and/or the inability to obtain services, labor, materials or reasonable substitutes therefor, when such prevention, delay, stoppage or failure is due to strikes, lockouts, labor disputes, terrorist acts, acts of God, governmental actions, civil commotion, fire or other casualty, and/or other causes beyond the reasonable control of the party obligated to perform, except that Force Majeure may not be raised as a defense for (a) Tenant’s non-performance of any obligations imposed by this Lease with regard to the payment of Fixed Monthly Rent and/or Additional Rent, or (b) any failure to secure, or any delay in the issuance of, any permits, inspections or approvals from any governmental authority, such as, by way of example only, construction or use permits.

Notwithstanding anything to the contrary contained in this Lease, Force Majeure shall excuse the performance of such party for a period equal to any such prevention, delay, stoppage or inability. Therefore, if this Lease specifies a time period for performance of an obligation by either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

Section 20.5. Broker. Landlord and Tenant represent to one another that each has dealt with no broker or agent in connection with this Lease or its negotiations other than Douglas Emmett Management, Inc. and Colliers International. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Lease.

Section 20.6. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

Section 20.7. Submission of Lease. The submission of this Lease to Tenant shall be for examination purposes only, and does not constitute a reservation of or an option for Tenant to lease, or otherwise create any interest by Tenant in the Premises or any other offices or space situated in the Building. Regardless of whether or not (a) Landlord has delivered to Tenant an unexecuted draft or final version of this Lease for Tenant’s review and/or signature, (b) this Lease has been executed by Tenant only and delivered to Landlord for its review and signature, and/or (c) Tenant has made payments of rent and/or security deposit to Landlord pursuant to this Lease, it is understood and agreed that no contractual or other rights shall exist between Landlord and Tenant with respect to the Premises, nor shall this Lease be valid, binding on the parties and/or in effect unless and until this Lease has been fully executed by Landlord and Tenant and such fully-executed Lease has been delivered to Tenant.

Section 20.8. Captions. The captions in this Lease are for convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof.

Section 20.9. Singular and Plural, Etc. The words “Landlord” and “Tenant”, as used herein, shall include the plural as well as the singular. Words used in the masculine gender include the feminine and neuter. If there be more than one Landlord or Tenant the obligations hereunder imposed upon Landlord and Tenant shall be joint and several.

Section 20.10. Independent Covenants. Except where the covenants contained in one Article of this Lease are clearly affected by or contingent upon fulfillment by either party of another Article or paragraph of this Lease, this Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any actions hereunder at Landlord’s expense or to any set-off of the Rent or other amounts owing hereunder against Landlord (except as otherwise set forth in this Lease); provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for the violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

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Section 20.11. Severability. If any covenant or agreement of this Lease or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then and in each such event the remainder of this Lease or the application of such covenant or agreement to any other person or any other circumstance shall not be thereby affected, and each covenant and agreement hereof shall remain valid and enforceable to the fullest extent permitted by law.

Section 20.12. Warranty of Authority. If Landlord or Tenant signs as a corporation, limited liability company or a partnership, each of the persons executing this Lease on behalf of Landlord or Tenant hereby covenant and warrant that each is a duly authorized and existing entity, that each is in good standing and qualified to do business in California, that the persons signing on behalf of Landlord or Tenant have full right and authority to enter into this Lease, and that each and every person signing on behalf of either Landlord or Tenant are authorized to do so.

Section 20.13. No Representations or Warranties. Neither Landlord nor Landlord’s agents or attorneys have made any representations or warranties with respect to the Premises, the Building or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise.

Section 20.14. No Joint Venture or Partnership. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

Section 20.15. Tenant’s Obligations At Its Sole Expense. Notwithstanding the fact that certain references in this Lease to acts required to be performed by Tenant hereunder, or to breaches or defaults of this Lease by Tenant, omit to state that such acts shall be performed at Tenant’s sole expense, unless the context clearly implies to the contrary each and every act to be performed or obligation to be fulfilled by Tenant pursuant to this Lease shall be performed or fulfilled at Tenant’s sole expense, absent any provision of this Lease that specifically provides to the contrary.

Section 20.16. Attorneys' Fees. If litigation is instituted between Landlord and Tenant, the cause for which arises out of or in relation to this Lease, the prevailing party in such litigation shall be entitled to receive its costs (not limited to court costs), expenses and reasonable attorneys' fees from the non-prevailing party as the same may be awarded by the court.

Section 20.17. Waiver of Trial by Jury. In the interest of saving time and expense, Landlord and Tenant hereby consent to trial without a jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or their successor-in-interest in respect to any matters arising out of or relating to this Lease.

Section 20.18. No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

Section 20.19. Prohibition Against Recording. Except as provided in Section 14.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

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Section 20.20. Hazardous Waste. Tenant specifically agrees that, except for such limited quantities of office materials and supplies as are customarily used in Tenant’s normal business operations, Tenant shall not engage or permit at any time, any operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, for the purpose of or in any way involving the handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any hazardous substances, materials or wastes, or any wastes regulated under any local, state or federal law (collectively, “Hazardous Waste”).

Tenant shall, during the Term, remain in full compliance with all applicable laws governing its use and occupancy of the Premises, including, without limitation, the handling, manufacturing, treatment, storage, disposal, discharge, use, and transportation of hazardous substances, materials or wastes, and any wastes regulated under any local, state or federal law. Tenant will remain in full compliance with the terms and conditions of all permits and licenses issued to it by any governmental authority on account of any or all of its activities on the Premises. Tenant shall comply with any reasonable and non-discriminatory operations and maintenance program for the Real Property, provided that such program does not materially increase Tenant’s obligations under this Lease.

Section 20.21. Transportation Management. Tenant shall, at Tenant’s sole expense, fully comply with all present or future reasonable and non-discriminatory programs intended to manage parking, transportation or traffic in and around the Building, when the same have been mandated by an outside governmental authority having jurisdiction therefor and not when required for the convenience of Landlord, provided that such programs do not materially increase Tenant’s obligations under this Lease.

In connection therewith, Tenant shall be responsible for the reasonable and non-discriminatory transportation planning and management for all of Tenant’s employees while located at the Premises, by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities reasonably designated by Landlord, provided that such programs do not materially increase Tenant’s obligations under this Lease. Such programs may include, without limitation:

a)           restrictions on the number of peak-hour vehicle trips generated by Tenant;

b)           requirements for increased vehicle occupancy;

c)           implementing an in-house ride-sharing program and/or appointing an employee transportation coordinator;

d)           working with employees of any Building (or area-wide) ridesharing program manager;

e)           instituting employer-sponsored incentives (financial or in-kind) to encourage employees to ridesharing; and

f)           utilizing flexible work shifts for employees.

Section 20.22. Signage. Tenant may not install, inscribe, paint or affix any awning, shade, sign, advertisement or notice on or to any part of the outside or inside of the Building, or in any portion of the Premises visible to the outside of the Building or Common Areas without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion.

All signage and/or directory listings installed on behalf of Tenant, whether installed in, on or upon the public corridors, doorways, Building directory and/or parking directory (if any), or in any other location whatsoever visible outside of the Premises, shall be installed by Landlord, at Tenant’s sole expense.

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Tenant’s identification on or in any Common Area of the Building shall be limited to Tenant’s name and suite designation, and in no event shall Tenant be entitled to the installation of Tenant’s logo in any portion of the Building or Common Areas, except as otherwise provided herein. Furthermore, the size, style, and placement of letters to be used in any of Tenant’s signage shall be determined by Landlord, in Landlord’s sole discretion, in full conformance with the previously established signage program for the Building.

Except as specified hereinbelow, Tenant shall only be entitled to one (1) listing on the Building directory, or any parking directory ancillary thereto, which shall only show Tenant’s business name and suite designation. Tenant shall also be entitled to a maximum of four (4) additional listings on said Building and/or parking directory, which listings shall be limited solely to Tenant’s officers, employees, subsidiaries, affiliates and/or sublessees, if any. Tenant shall also be entitled to Building standard signage at the entrance of the Premises which identifies Tenant’s business. All of said listings shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

Section 20.23. Intentionally Omitted.

Section 20.24. Confidentiality. Landlord and Tenant agree that the terms, covenants and provisions of this Lease shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises or in the management, administration or ownership of Landlord or Tenant, which permitted disclosure shall include, but not be limited to, the board members, legal counsel and/or accountants of either Landlord or Tenant, unless otherwise compelled by legal process. In addition, Landlord shall keep confidential all personal or financial information concerning Tenant which may be provided to Landlord by Tenant and any information acquired by Landlord or by its employees, contractors, agents or representatives while visiting the Premises.

Section 20.25. Intentionally Omitted.

Section 20.26. Landlord’s Right to Perform Tenant’s Obligations. All obligations to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s expense (unless this Lease expressly provides otherwise) without any reduction of or offset against Rent. Except to the extent set forth in Section 17.2 herein, in the event of a default by Tenant of any obligation under this Lease, Landlord may, after delivering notice to Tenant and allowing Tenant ten (10) business days to cure such default, perform the obligation on Tenant’s behalf, without waiving any of Landlord’s rights, remedies, claims or defenses with respect to Tenant’s failure to perform any obligations and without releasing Tenant from such obligations. If Landlord determines that such default reasonably requires additional time for cure, then Landlord’s notice may state such other time period, provided that Tenant commences its cure within ten (10) business days after notice and thereafter continuously prosecutes such cure to completion. Within fifteen (15) business days after receiving a statement from Landlord, Tenant shall pay to Landlord the amount of the expense reasonably incurred by Landlord in performing Tenant’s obligation. If Tenant fails to pay such amount to Landlord within the specified time period, Landlord may (in addition to any other remedies of Landlord under this Lease or applicable law) deduct the amount due from the Security Deposit under Section 3.7. The terms of this Section 20.26 shall survive the expiration or earlier termination of this Lease.

Section 20.27. Civil Code Section 1938 Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby discloses that the Premises have not undergone an inspection by a Certified Access Specialist to determine whether the Premises meet all applicable construction-related accessibility standards.

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Section 20.28. Digital Counterparts. This Lease may be executed in several counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall constitute one and the same agreement. The parties agree that a digital image of this Lease as fully-executed (such as in a portable document format (.pdf)) when sent to the email address of Tenant, its broker (if any), its attorney (if any), or its authorized agent (if any) shall be deemed delivery of a true and correct original of this Lease, and such digital image of this Lease shall be admissible as best evidence for the purposes of state law, Federal Rule of Evidence 1002, and the like statutes and regulations.

ARTICLE 21

PARKING

Section 21.1. Parking. Throughout the Term, Tenant shall have the allocation of parking permits set forth in Section 21.1 of the BLI Table. Except as otherwise permitted by Landlord’s management agent in its reasonable discretion, and based on the availability thereof, in no event shall Tenant be entitled to purchase more than the number of parking permits listed in the BLI Table. If additional parking permits are available on a month-to-month basis, which determination shall be in the sole discretion of Landlord’s parking agent, Tenant shall be permitted to purchase one or more of said permits on a first-come, first-served basis.

Said parking permits shall allow Tenant to park in the Building parking facility at the posted monthly parking rates and charges then in effect, plus any and all applicable taxes, provided that such rates may be changed from time to time, in Landlord’s sole discretion. Notwithstanding the foregoing, commencing on the Commencement Date and continuing through the last calendar day of the eighteenth (18th) full calendar month of the initial Term, Tenant shall be entitled to a $50.00 discount on the then posted parking charges for up to six (6) VIP parking permits per month on a non-cumulative basis (i.e., any unused credit from any month shall not be carried over to the next month). Landlord shall retain sole discretion to designate the location of each parking space, and whether it shall be assigned, or unassigned, unless specifically agreed to otherwise in writing between Landlord and Tenant.

Guests and invitees of Tenant shall have the right to use, in common with guests and invitees of other tenants of the Building, the transient parking facilities of the Building at the then-posted parking rates and charges, or at such other rate or rates and charges as may be agreed upon from time to time between Landlord and Tenant in writing. Such rate(s) or charges may be changed by Landlord from time to time in Landlord’s sole discretion, and shall include, without limitation, any and all fees or taxes relating to parking assessed to Landlord for such parking facilities.

Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders continued use of said transient, as well as monthly parking, shall be contingent upon Tenant and Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders continued compliance with the reasonable and non-discriminatory rules and regulations adopted by Landlord, of which Tenant receives not less than thirty (30) days’ prior written notice, which rules and regulations may change at any time or from time to time during the Term hereof in Landlord’s sole discretion.

ARTICLE 22

Fitness Center Membership

Section 22.1. Fitness Center Membership. After the full execution and mutual delivery of this Lease, Landlord shall pay for two (2) one-year membership passes at the Building’s fitness center for Tenant use.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease, effective the later of the date(s) written below.

LANDLORD:			TENANT:

DOUGLAS EMMETT 2014, LLC, a Delaware limited liability company			RESEARCH SOLUTIONS, INC., a Nevada corporation

By:	Douglas Emmett Management, Inc.,		By:	/s/ Alan Urban
	a Delaware corporation, its Manager		Name:	Alan Urban
			Title:	CFO
	By:	/s/ Andrew B. Goodman
		Andrew B. Goodman,	Dated:	12-30-2016
Senior Vice President

	Dated:	12-30-2016

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EXHIBIT A

PREMISES PLAN

Suite 165 at 15821 Ventura Boulevard, Encino, California 91436

Rentable Area: approximately 3,765 square feet

Usable Area: approximately 3,137 square feet

(Measured pursuant to the provisions of Section 1.4 of this Lease)

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A-1

EXHIBIT B

INTENTIONALLY OMITTED

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B-1

EXHIBIT B-1

CONSTRUCTION BY TENANT DURING TERM

1.           If Tenant wishes to make a Tenant Change, as specified in Section 12.12 of this Lease, such Tenant Change shall be completed pursuant to the provisions of Section 12.12 of the Lease and this Exhibit B-1. Tenant shall bear all costs of said Tenant Change, which shall be paid directly to Tenant’s general contractor (“Contractor”).

2.           Contractor shall complete construction to the Premises pursuant to the final Plans and Specifications approved in writing by Landlord and Tenant (the “Tenant Change”), in compliance with all applicable codes and regulations. Tenant’s selections of finishes and materials shall be indicated on the Plans and Specifications, and shall be equal to or better than the minimum Building standards and specifications. All work not shown on the final Plans and Specifications, but which is to be included in the Tenant Change, including but not limited to, telephone service installation, furnishings or cabinetry, shall be installed pursuant to Landlord’s reasonable directives.

3.           Prior to commencing any work (other than Cosmetic Alterations):

a)           Tenant’s proposed Contractor and the Contractor’s proposed subcontractors and suppliers shall be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. As a condition of such approval, so long as the same are reasonably cost competitive, then Contractor shall use Landlord’s fire/life safety subcontractor for the applicable portion of the Tenant Change.

b)           During completion of any Tenant Change, neither Tenant or Contractor shall permit any sub-contractors, workmen, laborers, material or equipment to come into or upon the Building if the use thereof, in Landlord’s reasonable judgment, would violate Landlord’s agreement with any union providing work, labor or services in or about the Building or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. If any violation, disturbance, interference or conflict occurs, Tenant, upon demand by Landlord, shall immediately cause all contractors or subcontractors or all materials causing the violation, disturbance, interference, difficulty or conflict, to leave or be removed from the Building or the Common Areas immediately. Tenant shall indemnify and hold Landlord harmless from and against all claims, suits, demands, damages, judgments, costs, interest and expenses (including attorneys fees and costs incurred in the defense thereof) to which Landlord may be subject or suffer when the same arise out of or in connection with the use of, work in, construction to, or actions in, on, upon or about the Premises by Tenant or Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, including any actions relating to the installation, placement, removal or financing of any Tenant Change, improvements, fixtures and/or equipment in, on, upon or about the Premises.

c)           Contractor shall submit to Landlord and Tenant a written bid for completion of the Tenant Change. Said bid shall include Contractor's overhead, profit, and fees, and, upon completion of said Tenant Change, pay an administration fee for supervision of said Tenant Change equal to two percent (2%) of the total cost of the Tenant Change, to defray said agent’s costs for supervision of the construction.

4.           Tenant or Contractor shall submit all Plans and Specifications to Landlord, and no work on the Premises shall be commenced before Tenant has received Landlord’s final written approval thereof, which shall not be unreasonably withheld, delayed or conditioned. In addition, Tenant shall reimburse Landlord for any and all of Landlord’s reasonable out of pocket costs (up to a maximum of $1,000.00) incurred in reviewing Tenant’s plans for any Tenant Change or for any other “peer review” work associated with Landlord’s review of Tenant’s plans for any Tenant Change, including, without limitation, Landlord’s reasonable out of pocket costs incurred in engaging any third party engineers, contractors, consultants or design specialists. Tenant shall pay such costs to Landlord within five (5) business days after Landlord’s delivery to Tenant of a copy of the invoice(s) for such work.

Encino Terrace / Research Solutions, Inc. / MK / December 29, 2016

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B1-1

EXHIBIT B-1

CONSTRUCTION BY TENANT DURING TERM

5.           Contractor shall complete all architectural and planning review and obtain all permits, including signage, required by the city, state or county in which the Premises are located.

6.           Contractor shall submit to Landlord verification of public liability and worker's compensation insurance adequate to fully protect Landlord and Tenant from and against any and all liability for death or injury to persons or damage to property caused in or about or by reason of the construction of any work done by Contractor or Contractor’s subcontractors or suppliers.

7.           Unless otherwise waived in writing by Landlord, which waiver shall be in Landlord’s sole discretion, Contractor shall provide payment and performance bonds in an amount equal to 100% of the estimated amount of Tenant Change, as specified to Landlord pursuant to Paragraph 2.

8.           Contractor and Contractor’s subcontractors and suppliers shall be subject to Landlord’s reasonable administrative control and supervision. Landlord shall provide Contractor and Contractor’s subcontractors and suppliers with reasonable access to the Premises.

9.           During construction of the Tenant Change, Contractor shall adhere to the procedures contained hereinbelow, which represent Landlord’s minimum requirements for completion of the Tenant Change.

10.         Upon completion of the Tenant Change, Tenant shall provide Landlord with such evidence as Landlord may reasonably request that the Contractor has been paid in full, and Contractor shall provide Landlord with lien releases as requested by Landlord, confirmation that no liens have been filed against the Premises or the Building. If any liens arise against the Premises or the Building as a result of the Tenant Change, Tenant shall immediately, at Tenant’s sole expense, remove such liens and provide Landlord evidence that the title to the Building and Premises have been cleared of such liens. Tenant shall also deliver to Landlord all other information reasonably requested by Landlord, including a “close-out” package, to be delivered at Tenant’s sole cost and expense, without any requirement that Landlord execute any release forms or other documents as a condition to such delivery, and notwithstanding any intellectual property rights in such property claimed by Tenant, its architect, contractor or other third part, which close-out package shall include mechanical and electrical final CAD as-builts; architectural CAD as-built that includes mechanical and electrical final as-builts; architectural as-builts; permit drawings for all trades along with permit card with all required signatures; air balance report (2 copies); warranty letters from all trades; and punch list with Tenant’s sign-off (if applicable).

11.         Whether or not Tenant or Contractor timely complete the Tenant Change, unless the Lease is otherwise terminated pursuant to the provisions contained therein, Tenant acknowledges and agrees that Tenant’s obligations under the Lease to pay Fixed Monthly Rent and/or Additional Rent shall continue unabated, except as otherwise set forth in this Lease.

CONSTRUCTION POLICY

The following policies outlined are the construction procedures for the Building. As a material consideration to Landlord for granting Landlord’s permission to Tenant to complete the construction contemplated hereunder, Tenant agrees to be bound by and follow the provisions contained hereinbelow:

Encino Terrace / Research Solutions, Inc. / MK / December 29, 2016

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B1-2

EXHIBIT B-1

CONSTRUCTION BY TENANT DURING TERM

1.           Administration

a)           Contractors to notify the management office for the Building prior to starting any work. All jobs must be scheduled by the general contractor or sub-contractor when no general contractor is being used.

b)           The general contractor is to provide the Building Manager with a copy of the projected work schedule for the suite, prior to the start of construction.

c)           Contractor will make sure that at least one set of drawings will have the Building Manager's initials approving the plans and a copy delivered to the Building Office.

d)           As-built construction, including mechanical drawings and air balancing reports will be submitted at the end of each project.

e)           The HVAC contractor is to provide the following items to the Building Manager upon being awarded the contract from the general contractor:

i)           A plan showing the new ducting layout, all supply and return air grille locations and all thermostat locations. The plan sheet should also include the location of any fire dampers.

ii)          An Air Balance Report reflecting the supply air capacity throughout the suite, which is to be given to the Chief Building Engineer at the finish of the HVAC installation.

f)           All paint bids should reflect a one-time touch-up paint on all suites. This is to be completed approximately five (5) days after move-in date.

g)           The general contractor must provide for the removal of all trash and debris arising during the course of construction. At no time are the building's trash compactors and/or dumpsters to be used by the general contractor's clean-up crews for the disposal of any trash or debris accumulated during construction. The Building Office assumes no responsibility for bins. Contractor is to monitor and resolve any problems with bin usage without involving the Building Office. Bins are to be emptied on a regular basis and never allowed to overflow. Trash is to be placed in the bin.

h)           Contractors will include in their proposals all costs to include: parking, elevator service, additional security (if required), restoration of carpets, etc. Parking will be validated only if contractor is working directly for the Building Office.

i)           Any problems with construction per the plan, will be brought to the attention of and documented to the Building Manager. Any changes that need additional work not described in the bid will be approved in writing by the Building Manager. All contractors doing work on this project should first verify the scope of work (as stated on the plans) before submitting bids; not after the job has started.

2.           Building Facilities Coordination

a)           All deliveries of material will be made through the parking lot entrance.

b)           Construction materials and equipment will not be stored in any area without prior approval of the Building Manager.

c)           Only the freight elevator is to be used by construction personnel and equipment. Under no circumstances are construction personnel with materials and/or tools to use the “passenger” elevators.

3.           Housekeeping

a)           Suite entrance doors are to remain closed at all times, except when hauling or delivering construction materials.

b)           All construction done on the property that requires the use of lobbies or Common Area corridors will have carpet or other floor protection. The following are the only prescribed methods allowed:

Encino Terrace / Research Solutions, Inc. / MK / December 29, 2016

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B1-3

EXHIBIT B-1

CONSTRUCTION BY TENANT DURING TERM

i)           Mylar: Extra heavy-duty to be taped from the freight elevator to the suite under construction.

ii)          Masonite: 1/4 inch Panel, Taped to floor and adjoining areas. All corners, edges and joints to have adequate anchoring to provide safe and “trip-free” transitions. Materials to be extra heavy-duty and installed from freight elevator to the suite under construction.

c)           Restroom wash basins will not be used to fill buckets, make pastes, wash brushes, etc. If facilities are required, arrangements for utility closets will be made with the Building Office.

d)           Food and related lunch debris are not to be left in the suite under construction.

e)           All areas the general contractor or their sub-contractors work in must be kept clean. All suites the general contractor works in will have construction debris removed prior to completion inspection. This includes dusting of all window sills, light diffusers, cleaning of cabinets and sinks. All Common Areas are to be kept clean of building materials at all times so as to allow tenants access to their suites or the building.

4.           Construction Requirements

a)           All Life and Safety and applicable Building Codes will be strictly enforced (i.e., tempered glass, fire dampers, exit signs, smoke detectors, alarms, etc.). Prior coordination with the Building Manager is required.

b)           Electric panel schedules must be brought up to date identifying all new circuits added.

c)           All electrical outlets and lighting circuits are to be properly identified. Outlets will be labeled on back side of each cover plate.

d)           All electrical and phone closets being used must have panels replaced and doors shut at the end of each day's work. Any electrical closet that is opened with the panel exposed must have a work person present.

e)           All electricians, telephone personnel, etc. will, upon completion of their respective projects, pick up and discard their trash leaving the telephone and electrical rooms clean. If this is not complied with, a clean-up will be conducted by the building janitors and the general contractor will be back-charged for this service.

f)           Welding or burning with an open flame will not be done without prior approval of the Building Manager. Fire extinguishers must be on hand at all times.

g)           All “anchoring” of walls or supports to the concrete are not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

h)           All core drilling is not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

i)           All HVAC work must be inspected by the Building Engineer. The following procedures will be followed by the general contractor:

i)           A preliminary inspection of the HVAC work in progress will be scheduled through the Building Office prior to the reinstallation of the ceiling grid.

Encino Terrace / Research Solutions, Inc. / MK / December 29, 2016

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B1-4

EXHIBIT B-1

CONSTRUCTION BY TENANT DURING TERM

ii)          A second inspection of the HVAC operation will also be scheduled through the Building Office and will take place with the attendance of the HVAC contractor's Air Balance Engineer. This inspection will take place when the suite in question is ready to be air-balanced.

iii)           The Building Engineer will inspect the construction on a periodic basis as well.

j)           All existing thermostats, ceiling tiles, lighting fixtures and air conditioning grilles shall be saved and turned over to the Building Engineer.

Good housekeeping rules and regulations will be strictly enforced. The building office and engineering department will do everything possible to make your job easier. However, contractors who do not observe the construction policy will not be allowed to perform within this building. The cost of repairing any damages that are caused by Tenant or Tenant’s contractor during the course of construction shall be deducted from Tenant’s Allowance or Tenant’s Security Deposit, as appropriate.

LANDLORD:			TENANT:

DOUGLAS EMMETT 2014, LLC, a Delaware limited liability company			RESEARCH SOLUTIONS, INC., a Nevada corporation

By:	Douglas Emmett Management, Inc.,		By:	/s/ Alan Urban
	a Delaware corporation, its Manager		Name:	Alan Urban
			Title:	CFO
	By:	/s/ Andrew B. Goodman
		Andrew B. Goodman,	Dated:	12-30-2016
Senior Vice President

	Dated:	12/30/16

Encino Terrace / Research Solutions, Inc. / MK / December 29, 2016

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B1-5

EXHIBIT C

RULES AND REGULATIONS

BUILDING RULES AND REGULATIONS

1.           Access. Tenant and/or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall only use the sidewalks, entrances, lobby(ies), garage(s), elevators, stairways, and public corridors as a means of ingress and egress, and shall take such actions as may reasonably be necessary to ensure that the same remain unobstructed at all times.

The entrance and exit doors to the Premises are to be kept closed at all times except as required for orderly passage to and from the Premises. Except on balconies available for the joint or exclusive use of Tenant as otherwise specified hereinabove, Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to loiter in any part of the Building or obstruct any means of ingress or egress. Tenant shall not cover any doors, and shall not cover any window, other than with vertical or mini-blinds pre-approved in writing by Landlord. Landlord specifically disapproves the installation of any film or foil covering whatsoever on the windows of the Premises.

Neither Tenant, nor its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall go up on the roof or onto any balcony serving the Building, except upon such roof, portion thereof, or balcony as may be contiguous to the Premises and is designated in writing by Landlord as a roof-deck, roof-garden area, or exclusive use balcony area.

2.           Restroom Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus (the “Restroom Facilities”), whether contained in the Common Areas of the Building and/or the interior of the Premises, shall not be used for any purpose other than that for which they were designed. Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to throw foreign substances of any kind whatsoever or papers not specifically designated for use in the Restroom facilities down any toilet, or to dispose of the same in any way not in keeping with the instructions provided to Tenant by the management of the Building regarding same, and Tenant hereby specifically agrees to reimburse Landlord directly for the expense of any breakage, stoppage or damage resulting from Tenant’s violation of this rule.

3.           Heavy Equipment. Landlord reserves the right, in Landlord’s sole discretion, to decline, limit or designate the location for installation of any safes, other unusually heavy, or unusually large objects to be used or brought into the Premises or the Building. In each case where Tenant requests installation of one or more such unusually heavy item(s), which request shall be conclusively evidenced by Tenant’s effort to bring such item(s) into the Building or Premises, Tenant shall reimburse Landlord for the reasonable costs of any engineering or structural analysis required by Landlord in connection therewith. In all cases, each such heavy object shall be placed on a metal stand or metal plates or such other mounting detail of such size as shall be prescribed by Landlord.

Tenant hereby indemnifies Landlord against any damage or injury done to persons, places, things or the Building or its Common Areas when such damage or injury primarily arises out of Tenant’s installation or use of one or more unusually heavy objects. Tenant further agrees to reimburse Landlord for the reasonable costs of repair of any damage done to the Building or property therein by putting in, taking out, or maintaining such safes or other unusually heavy objects.

Encino Terrace / Research Solutions, Inc. / MK / December 29, 2016

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C-1

EXHIBIT C

RULES AND REGULATIONS

4.           Transportation of Freight. Except as otherwise agreed to by Landlord in writing, Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall only carry freight, furniture or bulky materials in or out of the Building before or after Normal Business Hours, (as that term is defined in Section 8.1 of the Lease). Tenant may only install and/or move such freight, furniture or bulky material after previous written notice of its intention to complete such a move, given to the Office of the Building. The persons and/or company employed by Tenant for such work must be professional movers, reasonably acceptable to Landlord, and said movers must provide Landlord with a certificate of insurance evidencing the existence of worker’s compensation and all risk liability coverage in a minimum amount of $2,000,000.

Tenant may, subject to the provisions of the immediately preceding paragraph, move freight, furniture, bulky matter and other material in or out of the Premises on Saturdays between the hours of 8:00 A.M. and 6:00 P.M., provided that Tenant pays in advance for Landlord’s reasonably anticipated additional costs, if any, for elevator operators, security guards and other expenses arising by reason of such move by Tenant.

5.           Flammable Materials. Except for such limited quantities of office materials and supplies as are customarily utilized in Tenant’s normal business operations, Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, flammable or combustible fluid or material, other than those limited quantities of normal business operating materials as may reasonably be necessary for the operation or maintenance of office equipment. Nor shall Tenant keep or bring into the Premises or the Building any other toxic or hazardous material specifically disallowed pursuant to California state law.

6.           Cooking / Odors / Nuisances. Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to engage in the preparation and/or serving of foods unless the Premises includes a self-contained kitchen area. Nor shall Tenant permit the odors arising from such cooking, or any other improper noises, vibrations, or odors to be emanate from the Premises. Tenant shall not obtain for use in the Premises, ice, drinking water, food, beverage, towel or other similar services except at such reasonable hours and under such reasonable regulations as may be specified by Landlord.

Tenant hereby agrees to instruct all persons entering the Premises to comply with the requirements of the Building, by advising all persons entering the Premises that smoking of any tobacco or other substance is prohibited at all times, except in such Common Areas located outside the Building as may be designated by the Building management.

Tenant shall not permit Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to interfere in any way with other tenants of the Building or with those having business with them.

Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to bring or keep within the Building any animal, bird or bicycle, except such seeing-eye dog or other disability assistance type animal as may comply with the requirements of any handicapped ordinances having jurisdiction therefor.

Tenant shall store its trash and garbage within the Premises. No material shall be placed in the trash boxes or receptacles if such material is a hazardous waste or toxic substance or is of such a nature that its disposal in Landlord’s ordinary and customary manner of removing and disposing of trash and garbage would be a violation of any law, ordinance or company regulation governing such disposal. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate. As and when directed by Landlord and/or if required by any governmental agency having jurisdiction therefor, Tenant shall comply with all directives for recycling and separation of trash.

Encino Terrace / Research Solutions, Inc. / MK / December 29, 2016

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C-2

EXHIBIT C

RULES AND REGULATIONS

Tenant shall not employ any person to do janitorial work in any part of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

Landlord reserves the right to exclude or expel from the Building any person who in Landlord’s sole discretion is intoxicated or under the influence of liquor or drugs or who, in any manner, engages in any act in violation of the Rules and Regulations of the Building.

Tenant shall not conduct any public or private auction, fire sale or other sale of Tenant’s personal property, furniture, fixtures or equipment or any other property located in or upon the Premises, without Landlord’s prior written consent, which consent shall be in Landlord’s sole discretion.

7.           Storage. Tenant may only store goods, wares, or merchandise on or in the Premises in areas specifically designated by Landlord for such storage.

8.           Directives to Management. Tenant’s requirements, other than those Landlord specifically agrees to perform elsewhere in this Lease, shall only be attended to upon the Building management’s receipt of Tenant’s written request therefor. Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instruction from the Building management. No security guard, janitor or engineer or other employee of the Building management shall admit any person (Tenant or otherwise) to the Premises without specific instructions from the Office of the Building and written authorization for such admittance from Tenant.

9.           Keys and Locks. Landlord shall furnish Tenant with two keys to each door lock existing in the Premises. Tenant shall reimburse Landlord a reasonable charge for these and any additional keys. Tenant shall not be permitted to have keys made, nor shall Tenant alter any lock or install a new or additional lock or bolts on any door of the Premises without Landlord’s prior written consent. Tenant shall, in each case, furnish Landlord with a key for any additional lock installed or changed by Tenant or Tenant’s agent(s). Tenant, upon the expiration or earlier termination of this Lease, shall deliver to Landlord all keys in the possession of Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders for doors in the Building, whether or not furnished to Tenant by Landlord. If Tenant, or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders, lose or misplace any key(s) to the Building, Landlord shall, in Landlord’s sole discretion, either replace said key(s) or re-key such locks as may be affected thereby, and Tenant shall reimburse Landlord for all such costs of such re-keying and/or replacement.

10.         Solicitation. Tenant and/or its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall not permit any canvassing, peddling, soliciting and/or distribution of handbills or any other written materials to occur in the Premises and/or the Building, nor shall Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders engage in such solicitation or distribution activities.

11.         Retail Sales, Services and Manufacturing Prohibited. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the retail sale of, newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry on or permit or allow any employee or other person to carry on the independent business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of other occupants of any other portion of the Building. Tenant shall not permit the Premises to be used for manufacturing or for any illegal activity of any kind, or for any business or activity other than for Tenant’s specific use.

12.         Change in Name or Address. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

Encino Terrace / Research Solutions, Inc. / MK / December 29, 2016

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EXHIBIT C

RULES AND REGULATIONS

13.         Projections from Premises. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or the exterior walls of the Building or in any area projecting outside the interior walls of the Premises. Tenant shall not install or permit to be installed any awnings, air conditioning units or other projections, without the prior written consent of Landlord.

14.         Superiority of Lease. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants, agreements or provisions of this Lease. If a conflict or disagreement between the Lease and these Rules becomes apparent, this Lease shall prevail.

15.         Changes to Rules and Regulations. Provided such changes do not materially harm Tenant’s ability to conduct its normal business operations, Landlord shall retain the right to change, add or rescind any rule or regulation contained herein, or to make such other and further reasonable and non-discriminatory Rules and Regulations as in Landlord’s sole judgment may, from time to time, become necessary for the management, safety, care and cleanliness of the Premises, the Building or the Parking Facilities, or for the preservation of good order therein, or for the convenience of other occupants and tenants therein, so long as such rescission, addition, deletion or change is thereafter reasonably applied to all occupants of the Building affected thereby.

PARKING RULES AND REGULATIONS

A.           Tenant shall strictly comply with all posted speed limits, directional signs, yield signs, stops signs and all other signs within or about the parking facilities.

B.           Tenant shall register all vehicle license plate numbers with the Building management.

C.           Tenant shall be responsible for the cost of repairing any damage to the parking facilities or cleaning any debris created or left by Tenant, including, without limitation, oil leakage from motor vehicles parked in the parking facilities under its auspices.

D.           Landlord, in addition to reserving the right to designate one or more areas solely for visitor parking, which areas may be changed by Landlord from time to time with or without prior notice to Tenant, reserves the right to allocate additional visitor spaces on any floor of the parking facilities. Tenant shall not park any vehicles in any spaces designated as visitor only spaces or customer spaces within the parking facilities.

E.           Tenant shall strictly comply with all rules, regulations, ordinances, speed limits, and statutes affecting handicapped parking and/or access, and shall not park any vehicles within the fire lanes, along parking curbs or in striped areas.

F.           Tenant shall only use the number of parking permits allocated to it and shall not permit more than one of its employees to utilize the same parking permit. Landlord reserves the right to assign or re-assign parking spaces within the Parking facilities to Tenant from time to time, and provided Landlord is required to do so by reason of any action arising out of a governmental mandate imposed on Landlord, Landlord further reserves the right at any time to substitute an equivalent number of parking spaces in a parking facilities or subterranean or surface parking facility within a reasonable distance of the Premises.

G.           Except with Landlord’s managing agent(s)’ prior written consent, Tenant shall not leave vehicles in the parking facilities overnight, nor park any vehicles in the parking facilities other than automobiles, motorcycles, motor-driven or non-motor-driven bicycles or four-wheeled trucks or vans. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles. Tenant shall ensure that vehicles parking in the parking facilities by using the parking permits assigned to Tenant shall be parked entirely within the striped lines designating a single space and are not so situated or of such a width or length as to impede access to or egress from vehicles parked in adjacent areas or doors or loading docks. Further, all vehicles utilizing Tenant’s parking permits shall not be higher than any height limitation that may be posted, or of such a size, weight or dimension so that entry of such vehicle into the parking facilities would cause any damage or injury thereto.

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EXHIBIT C

RULES AND REGULATIONS

H.           Tenant shall not allow any of the vehicles parked using Tenant’s permits, or the vehicles of any of Tenant’s suppliers, shippers, customers or invitees to be loaded or unloaded in any area other than those specifically designated by Landlord for loading.

I.           Tenant shall not use or occupy the parking facilities in any manner which will unreasonably interfere with the use of the parking facilities by other tenants or occupants of the Building. Without limitation, Tenant agrees to promptly turn off any vehicle alarm system activated and sounding an alarm in the parking facilities. In the event said alarm system fails to turn off and no longer sound an intruder alert fifteen (15) minutes after commencing such an alarm, Landlord shall reserve the right to remove the vehicle from the parking facilities at Tenant’s sole expense.

J.           Tenant acknowledges that the Rules and Regulations as posted herein shall be in effect twenty-four hours per day, seven days per week, without exception.

K.           Tenant acknowledges that the uniformed guard officers and parking attendants serving the parking facilities are authorized to issue verbal and written warnings of Tenant’s violations of any of the rules and regulations contained herein. Except in the case of a car alarm continuing to sound in excess of a maximum of fifteen (15) minutes, in which case no further notice by Landlord shall be required. If Tenant or Tenant’s agents, contractors, directors, employees, officers, partners or shareholders continue to materially breach these rules and regulations after expiration of written notice and the opportunity to cure has been given to Tenant, then in addition to such other remedies and request for injunctive relief it may have, Landlord shall have the right, without additional notice, to remove or tow away the vehicle involved and store the same, all costs of which shall be borne exclusively by Tenant and/or revoke Tenant’s parking privileges and rights under the Lease.

[Signatures Appear on the Following Page]

Encino Terrace / Research Solutions, Inc. / MK / December 29, 2016

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C-5

EXHIBIT C

RULES AND REGULATIONS

LANDLORD:			TENANT:

DOUGLAS EMMETT 2014, LLC, a Delaware limited liability company			RESEARCH SOLUTIONS, INC., a Nevada corporation

By:	Douglas Emmett Management, Inc., a Delaware corporation, its Manager		By:
Name:
Title:
By:
		Andrew B. Goodman,	Dated:
Senior Vice President

Dated:

Encino Terrace / Research Solutions, Inc. / MK / December 29, 2016

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C-6

EXHIBIT D

MEMORANDUM OF LEASE TERM DATES AND RENT

January 7, 2017

To:	Research Solutions, Inc.

15821 Ventura Boulevard, Suite 165

Encino, California 91436

Re:	Office Lease dated _____ (the “Lease”) between DOUGLAS EMMETT 2014, LLC, a Delaware limited liability company (“Landlord”), and RESEARCH SOLUTIONS, INC., a Nevada corporation (“Tenant”) concerning Suite 165 on the first (1st) floor of the office building located at 15821 Ventura Boulevard, Encino, California 91436

Ladies and Gentlemen:

In accordance with the Lease, we wish to advise you of and confirm the following:

1.           The Lease Term commenced on _____ (“Commencement Date”), and shall end, unless otherwise sooner terminated pursuant to the terms of the Lease at midnight on _____ (“Termination Date”).

2.           Tenant acknowledges and agrees that as of the Commencement Date, the provisions of Section 3.3 of the Lease are hereby deleted in their entirety, and replaced in lieu thereof, with the following:

“3.3 Fixed Monthly Rent. Tenant shall pay the Fixed Monthly Rent as follows:

Period	Fixed Monthly Rent
through	$
through	$
through	$
through	$

Notwithstanding the foregoing, Tenant shall be permitted to defer one hundred percent (100%) of the Fixed Monthly Rent due for the second (2nd), third (3rd), and fourth (4th) full calendar months of the initial Term (collectively, the amount of Fixed Monthly Rent deferred shall be referred to herein as the “Rent Deferral Amount”). So long as Tenant has not committed a material default during the Term, which material default continues after the expiration of any notice and cure period, the entire Rent Deferral Amount shall be abated and forgiven as of the Termination Date; provided, however, that if Tenant does commit a material default during the Term, and if such material default continues after the expiration of any notice and cure periods, then, regardless of whether such material default is thereafter cured, (a) Tenant shall pay to Landlord upon demand the entire Rent Deferral Amount due for the months of the Term prior to the occurrence of such material default, and (b) Tenant shall not be entitled to any additional or future deferral of Fixed Monthly Rent. If Tenant does not commit any such material default during the first two (2) years of the initial Term, then Tenant shall thereafter be relieved of any obligation to repay any Rent Deferral Amount.

Encino Terrace / Research Solutions, Inc. / MK / December 29, 2016

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D-1

EXHIBIT D

MEMORANDUM OF LEASE TERM DATES AND RENT

3.           Since the Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the Fixed Monthly Rent as provided for in the Lease.

4.           Tenant acknowledges and agrees that Landlord has completed the Improvements for which Landlord was obligated under the Lease to Tenant’s satisfaction, and, as of the Commencement Date, the Premises were in good order and repair.

5.           Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Memorandum and that each person signing on behalf of Tenant is authorized to do so.

6.           Failure by Tenant to execute and deliver this Memorandum to Landlord within five (5) business days after receipt hereof shall constitute an acknowledgement by Tenant that the statements included in this Memorandum are true and correct, without exception.

LANDLORD:			TENANT:

DOUGLAS EMMETT 2014, LLC, a Delaware limited liability company			RESEARCH SOLUTIONS, INC., a Nevada corporation

By:	Douglas Emmett Management, Inc., a Delaware corporation, its Manager		By:
Name:
Title:
By:
		Andrew B. Goodman,	Dated:
Senior Vice President

Dated:

Encino Terrace / Research Solutions, Inc. / MK / December 29, 2016

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D-2